Exhibit 10.22

BOND CERTIFICATE

Certificate No.: 1

Amount: US$15,000,000

Aptorum Group Limited

(Incorporated in Cayman Islands with limited liability)

Aggregate Principal Amount of US$15,000,000

8.00 per cent. Convertible Bonds due 2019

Aptorum Group Limited (the “Issuer”) hereby CERTIFIES that Peace Range Limited whose address is situated at [ ] (the “Bondholder”) is, at the date hereof, entered in the Issuer’s Register of Bondholders as the holder of the 8.00 per cent. convertible bonds due 2019 (the “Bonds”) in the principal amount of US$15,000,000. For value received, the Issuer promises to pay the Bondholder who appears at the relevant time on the Register of Bondholders of the Issuer as the holder of the Bonds in respect of which this Certificate is issued, such amount or amounts as shall become due in respect of the Bonds and otherwise to comply with the Terms and Conditions of the Bonds endorsed hereon (the “Conditions”).

The Bonds are issued with the benefit and subject to the Conditions. The Bonds in respect of which this Certificate is issued are convertible into fully-paid class A ordinary shares of the Issuer in accordance with the Conditions.

The Bonds in respect of which this Certificate is issued are in registered form. This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the Register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

The Bonds in respect of which this Certificate is issued form part of all the Bonds in the aggregate principal amount of US$15,000,000 issued by the Issuer on 25 April 2018.

This certificate is governed by, and shall be construed in accordance with the laws of Hong Kong.

In witness whereof the Issuer has caused this Certificate to be executed and delivered as a deed on 25 April 2018.

Note: The Bonds cannot be transferred to bearer on delivery and is deliverable only to the extent permitted by the Conditions. The Bonds must be delivered. to the Issuer for cancellation and the reissue of an appropriate certificate in the event of any such transfer.

Dated 25 April 2018

EXECUTED and DELIVERED

as a DEED by Aptorum Group Limited

and SIGNED by Ian Huen

as CEO & Executive Director

/s/ Ian Huen

in the presence of:

/s/ Lee Manhei Monique

Witness signature

Witness name: LEE MANHEI MONIQUE

Occupation: LAWYER

Schedule 1

TERMS AND CONDITIONS OF THE BONDS

The issue of US$15,000,000 aggregate principal amount (the “Principal Amount”) of 8.00 per cent. convertible bonds due 2019 (the “Bonds”, which term shall include, unless the context requires otherwise, any further bonds issued in accordance with Condition 16 and consolidated and forming a single series therewith) of Aptorum Group Limited (the “Issuer”), a Cayman Islands exempted company with Hong Kong business registration no. F0023235 and with a registered address of Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands, and the right of conversion into Shares was authorised by the board of directors of the Issuer on 27 March 2018.

The Bonds, issued on the Issue Date as defined in the Subscription Agreement (defined below), have the benefit of (i) a deed of guarantee dated the Issue Date granted by Jurchen Investment Corporation, incorporated in the British Virgin Islands (the “Guarantor”) in favour of the Bondholders, as “amended or supplemented from time to time (the “Deed of Guarantee”); (ii) a Share Charge dated the Issue Date between Jurchen Investment Corporation as chargor and Peace Range Limited, a British Virgin Islands company with a registered address at [ ], as chargee (the “Share Charge”); and (iii) an Account Charge dated the Issue Date between the Issuer as chargor and Peace Range Limited as chargee (the “Account Charge”). The giving of the Deed of Guarantee and the Share Charge was authorised by resolutions of the board of directors of the Guarantor passed on 3 April 2018 and the giving of the Account Charge was authorised by resolutions of the board of directors of the Issuer passed on 27 March 2018.

The subscription agreement dated 6 April 2018 among the Issuer, the Guarantor and Peace Range Limited as subscriber in relation to the issue and subscription of the Bonds (the “Subscription Agreement”), the escrow agreement dated the Issue Date among the Guarantor, Peace Range Limited and The Law Debenture Trust (Asia) Limited as escrow agent in connection with the Share Charge, the Deed of Guarantee, the Share Charge and the Account Charge are together known as the “Transaction Documents”.

The Bonds are subject to these terms and conditions (the “Conditions”). In these Conditions, “Bondholder” and (in relation to a Bond) “holder” means the person in whose name a Bond is registered.

”Business Day” means a day other than a Saturday, Sunday or public holiday, on which banks are open for business in Hong Kong, New York City, the Cayman Islands and the British Virgin Islands.

In these Conditions, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing gender or the neuter include both genders and the neuter; references to these Conditions or any document shall be construed as references to such document as the same may be amended or supplemented from time to time. Condition headings are inserted for reference only and shall be ignored in construing these Conditions.

1.	Form, Denomination and Title

(a)	Form and Denomination

The Bonds are issued in registered form in the denomination of US$250,000 (an “Authorised Denomination”). A bond certificate (each a “Bond Certificate”) substantially in the form set out in schedule 1 hereto will be issued to each Bondholder in respect of its registered holding of Bonds. Each Bond Certificate will be numbered serially with an identifying number which will be recorded on the relevant Bond Certificate and in the register of Bondholders (the “Register”) which the Issuer will procure to be kept by the Registrar.

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(b)	Title

Title to the Bonds will pass only by transfer and registration in the Register as described in Condition 3. The holder of any Bond will (except as otherwise required by law or as ordered by a court of competent jurisdiction) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Bond Certificate issued in respect of it) and no person will be liable for so treating the holder.

2.	Status and Guarantee

(a)	Status

The Bonds constitute direct, unconditional and unsubordinated obligations of the Issuer and shall at all times rank pani passu and without any preference or priority among themselves. The payment obligations of the Issuer under the Bonds shall, save for such exceptions as may be provided by mandatory provisions of applicable legislation and subject to Condition 4, at all times rank at least equally with all of its other present and future unsubordinated obligations (including but not limited to the Executed Private Placements). The Bonds are secured as set out in Condition 5.

(b)	Guarantee

The Guarantor has unconditionally and irrevocably guaranteed the due payment of all sums expressed to be payable by the Issuer under the Bonds. The Guarantor’s obligations in respect of the Bonds are contained in the Deed of Guarantee. The obligations of the Guarantor under the Deed of Guarantee shall, save for such exceptions as may be provided by applicable legislation, at all times rank at least pani passu with all its other present and future unsecured and unsubordinated obligations.

At any time after the Bonds have become due and repayable, any Bondholder may, at its discretion and without further notice, take any action against the Issuer or the Guarantor, as the case may be, as it may think fit to enforce repayment of the Bonds and to enforce the provisions of the Conditions pursuant to the Transaction Documents.

3.	Transfers of Bonds; Issue of Bond Certificates

(a)	Register

The Issuer will cause the Register to be kept at the specified office of the Registrar in the Cayman Islands on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers, redemptions and conversions of the Bonds. Each Bondholder shall be entitled to receive only one Bond Certificate in respect of its entire holding of Bonds.

The Issuer and the Guarantor shall treat the Bondholder as recorded in the Register as the absolute owner of the Bonds for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Bond Certificates relating thereto or any notice of any previous loss or theft of such Bond Certificates).

(b)	Transfer

(i)	Subject to this Condition 3(b), the Bonds are transferrable (in whole or in part) by any Bondholder to any person provided that:

(A)	such Bondholder shall notify the Issuer in writing of the intended transfer on or before the date falling 10 Business Days prior to such transfer, provided that the Issuer shall have the right to exercise its redemption right pursuant to Condition 9(b);

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(B)	prior to the instruction to transfer under Condition 3(b)(i)(A), if the Bondholder-transferor reasonably believes that the transferee is conducting any business that is in competition with the Issuer or any of its Subsidiaries, such Bondholder shall ask the Issuer to confirm whether the proposed transferee is a competitor of the Issuer or any of the Issuer’s subsidiaries and, if the transferee is confirmed by the Issuer to be a competitor of the Issuer or any such subsidiary, such Bondholder shall not purport to make any instructions to transfer the relevant Bonds under Condition 3(b)(i)(A) and any such proposed transfer shall be void. Nothing contained in this Condition 3(b)(i)(B) shall require any Bondholder-transferor to undertake any investigation into any transferee nor shall any Bondholder-transferor be liable for failing to enquire whether any transferee is a competitor of the Issuer or any of the Issuer’s subsidiaries, if the Bondholder-transferor reasonably believes it is not;

(C)	the transfer of Bonds (or parts thereof in authorised denominations) will be effected without charge by or on behalf of the Issuer; and

(D)	such transfer shall comply with any applicable laws, regulations and requirements of the regulatory authority.

(ii)	No transfer of a Bond will be valid unless and until entered on the Register.

(iii)	In relation to any transfer of Bonds permitted under or otherwise pursuant to this Condition 3:

(A)	the relevant Bond that is the subject of a transfer may only be transferred by execution of a form of transfer (the “Transfer Form”) which is annexed to these Conditions as schedule 2 under the hand of the Bondholder-transferor and the transferee (or their duly authorised representatives) or, where either the Bondholder-transferor or transferee is a corporation, under its common seal (if any) and under the hand of one of its officers duly authorised in writing or otherwise executed by a duly authorised officer thereof. In this Condition “Bondholder-transferor” shall, where the context permits or requires, include joint transferors and be construed accordingly;

(B)	the relevant Bond Certificate must be delivered for cancellation to the Issuer accompanied by (i) a duly executed Transfer Form; (ii) in the case of the execution of the Transfer Form on behalf of a corporation by its officers, the authority of that person or those persons to do so; (iii) such other evidence as the Issuer may reasonably require if the Transfer Form is executed by some other person on behalf of the Bondholders; and (iv) such other evidence as the Issuer may reasonably require to support that the conditions and requirements of this Condition 3 are satisfied. The Issuer shall, within five Business Days of receipt of such documents from the Bondholders, enter the transfer on the Register and cancel the original Bond Certificate in respect of the existing Bond being transferred in the name of the Bondholder-transferor and issue a new certificate in respect of the Bond being transferred under the seal of the Issuer, in favour of the transferee.

(c)	Delivery of New Bond Certificates

(i)	Each new Bond Certificate to be issued upon a transfer of Bonds will, within five Business Days of receipt by the Issuer of the Transfer Form, be mailed by registered mail or delivered by hand, to the address specified in the Transfer Form, or made available for collection by the holder entitled to the Bond at the specified office of the Issuer.

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(ii)	Where only some of the Bonds (being that of one or more Bonds) in respect of which a Bond Certificate is issued is to be transferred, converted, redeemed or repurchased, a new Bond Certificate in respect of the Bonds not so transferred, converted, redeemed or repurchased will, within seven Business Days of delivery of the original Bond Certificate to the Registrar be made available for collection at the specified office of the Registrar or, if so requested in the form of transfer, be mailed by registered mail (but free of charge to the holder and at the Issuer’s (failing which, the Guarantor’s) expense) to the address of such holder appearing on the Register.

(d)	Formalities Free of Charge

Registration of transfer of Bonds (or parts thereof in authorised denominations) will be effected without charge by or on behalf of the Issuer, but upon payment (or the giving of such indemnity as the Issuer may reasonably require) by the transferee or the Bondholder-transferor in respect of any taxes, duties or other government charges which may be imposed in relation to such transfer.

4.	Covenants

(a)	Debt Service Reserve Account

(i)	Prior to the Issue Date, the Issuer (failing whom, the Guarantor) shall have deposited into the Debt Service Reserve Account the total amount of (i) the 2.0 per cent. of the Principal Amount (the ’Structuring Fee’), plus (ii) the amount of subscriber’s expenses (the ’Subscriber’s Expenses’) which shall be agreed in writing between the Issuer and the Subscriber five Hong Kong business days prior to the Issue Date, plus (iii) an amount in US dollars equal to the aggregate amount of interest due and payable for two consecutive Interest Periods commencing from, and including, the Issue Date.

(ii)	Upon payment of the subscription price of the Bonds (which shall net off the Structuring Fee and the Subscriber’s Expenses) by the Bondholders on the Issue Date pursuant to the Subscription Agreement, the Issuer (failing whom, the Guarantor) shall procure that on the Issue Date, such net proceeds of the issue of the Bonds shall be deposited in the Debt Service Reserve Account.

(iii)	In the event that the Maturity Date is extended to the Extended Maturity Date as defined and subject to Condition 9 below, each of the Issuer and Guarantor undertakes to procure that the aggregate amount of interest due and payable for the Interest Period commencing on, and including, the Scheduled Maturity Date and ending on, and including, the Extended Maturity Date shall be deposited and made immediately available as a condition of such extension in the Debt Service Reserve Account to the satisfaction of the Bondholders.

(iv)	The Debt Service Reserve (or the relevant part thereof) will be released from the Debt Service Reserve Account on satisfaction of any one of the Release Conditions in accordance with the Account Charge.

(v)	If any Bond has been converted into Shares on a Conversion Upon QIPO or exercise of a Conversion Right or redeemed in accordance with the Conditions, the Debt Service Reserve (or the relevant part thereof) may be released in accordance with the Account Charge from the Debt Service Reserve Account in an amount pro rata to the principal amount of the Bond or Bonds being converted or redeemed, as the case may be.

(vi)	On the date falling two Business Days prior to each Interest Payment Date commencing on, and including the First Interest Payment Date and ending on, and including the Maturity Date, the Account Bank shall upon instructions being provided by the Issuer and/or Bondholders in accordance with the Account Charge release from the Debt Service Reserve Account and pay to the account of the Bondholders such amount of the proceeds deposited in the Debt Service Reserve Account as is equal to the aggregate amount of interest due and payable on the immediately following Interest Payment Date or, as the case may be, the Maturity Date, in accordance with Condition 6.

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(vii)	Any operational costs and expenses or bank account service fees to be imposed or charged by the Account Bank in respect of the Debt Service Reserve Account shall be agreed in writing with the Account Bank prior to the establishment of such account. If such costs, expenses and fees are to be borne by the Issuer, the Issuer shall settle such amounts with funds other than the Debt Service Reserve.

(viii)	So long as any Bond remains Outstanding, neither the Issuer nor any member of the Group shall, without the prior written consent of the Bondholders, change (nor instruct the Account Bank to change) any bank mandate or authorised signatory in respect of the Debt Service Reserve Account.

(ix)	At the Maturity Date, the Early Redemption Date, the Relevant Event Put Date or any other dates on which the principal, interest or premium on the Bonds are payable by the Issuer pursuant to these Conditions, as the case may be, the Issuer may repay and redeem the Bonds that remain Outstanding with the Debt Service Reserve pursuant to the Account Charge.

(b)	Limitation on indebtedness

So long as the Bondholders continue to have an Exposure,

(i)	before the occurrence of the QIPO, none of the Issuer or any other member of the Group, without the prior written consent of the Bondholders (which shall not be unreasonably withheld or delayed), shall enter into or incur any Financial Indebtedness.

(ii)	following the occurrence of the QIPO, none of the Issuer or any other member of the Group shall, without the prior written consent of the Bondholders (which shall not be unreasonably withheld or delayed), enter into or incur any Financial Indebtedness unless:

(A)	any such Financial Indebtedness is, in aggregate, less than US$60,000,000; and

(B)	the Issuer shall at all times maintain a ratio of total consolidated liabilities to total consolidated assets of the Issuer (as calculated by reference to its most recent audited financial statements) of not more than 50.0 per cent.

In these Conditions, “Financial Indebtedness” means any indebtedness for monies borrowed or raised, which shall include any interest or premium to be paid thereunder. Any limitation under Conditions 4(b)(i) and 4(b)(ii) shall not apply to:

(I)	the issue of the Bonds;

(II)	the entry into the Share Charge or Account Charge or any other security interests in relation to the Bonds;

(III)	the Private Placements;

(IV)	the Employees’ Share Options;

(V)	the Other Share Options and Warrants;

(VI)	the Subsidiary Share Grants and Share Options; or

(VII)	the QIPO.

(items (I) to (VII) above collectively known as “Permitted Offerings”).

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(c)	Limitation on equity offerings

Employees’ Share Options

So long as the Bondholders continue to have an Exposure, the Issuer and the Guarantor undertake that:

(i)	the total number of Ordinary Shares to be issued under any such Employees’ Share Options shall not exceed 5.0 per cent. of the total aggregate number of Ordinary Shares in issue immediately following the QIPO on a fully diluted basis taking into account the total number of Ordinary Shares at issue following the QIPO, any Ordinary Shares falling to be issued pursuant to the Permitted Offerings; and

(ii)	any Permitted Offerings, if fully exercised for Ordinary Shares, would not trigger any Change of Control.

Other Share Options and Warrants

So long as the Bondholders continue to have an Exposure, the Issuer and the Guarantor undertake that:

(iii)	any Other Share Options and Warrants shall be granted by the Issuer only and not by the Issuer’s Subsidiaries; and

(iv)	the total number of Ordinary Shares to be issued under any such Other Share Options and Warrants shall not exceed 5.0 per cent. of the total aggregate number of Ordinary Shares in issue immediately following the QIPO on a fully diluted basis taking into account the total number of Ordinary Shares at issue following the QIPO, any Ordinary Shares falling to be issued pursuant to the Permitted Offerings; and

(v)	any Permitted Offerings, if fully exercised for Ordinary Shares, would not trigger any Change of Control.

Subsidiary Share Grants and Share Options

So long as the Bondholders continue to have an Exposure, the Issuer and the Guarantor undertake that:

(vi)	any Subsidiary Share Grants and Share Options shall be granted by the Issuer’s Subsidiaries only and not by the Issuer; and

(vii)	any Permitted Offerings, if fully exercised for shares, would not trigger any Change of Control.

Permitted Offerings

Notwithstanding the above, the Issuer and the Guarantor undertake and will procure that if any of the Permitted Offerings occurs after the occurrence of the QIPO, the market capitalisation of the Issuer (translated if necessary into US dollars at the then prevailing relevant exchange rate) calculated based on the issue price per Share immediately following such Permitted Offering (being the product of the issue price per Share at the relevant time multiplied by the total number of Ordinary Shares in issue following such Permitted Offering) shall be equal to or greater than the Issuer’s Market Capitalisation at IPO.

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Limitation before and after QIPO

So long as the Bondholders continue to have an Exposure, and other than in relation to the Permitted Offerings that otherwise comply with these Conditions,

(viii)	before the occurrence of the QIPO,

(A)	none of the Issuer and any other member of the Group (other than the Guarantor) shall, without the prior written consent of the Bondholders (which shall not be unreasonably withheld or delayed), offer (publicly or privately), or enter into any transaction which is designed to, or might reasonably be expected to, result in any public or private offering by any other member of the Group (other than the Guarantor), or announce any public or private offering of, any shares or securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, any shares issued by, or shares held by, the Issuer or any other member of the Group (other than the Guarantor); or issue any additional shares of other class(es) in its capital (other than the Shares), including without limitation any Class B ordinary shares of the Issuer; and

(B)	no shares of the Issuer and any other member of the Group (other than (I) the Guarantor and (II) the Issuer in respect of the QIPO) shall, without the prior written consent of the Bondholders (which shall not be unreasonably withheld or delayed), be listed, quoted, admitted to trading or dealt in on any stock exchange.

(ix)	following the occurrence of the QIPO, the Issuer may have its Shares listed, quoted, admitted to trading or dealt in on a stock exchange other than the stock exchange in respect of the Listing by way of secondary listing, or conduct any private placement or public offering of its Shares (each a “Post-IPO Secondary Offering”), provided that:

(A)	the offering size for such Post-IPO Secondary Offering (being the product of the issue price for such offering multiplied by the number of shares to be issued in such Post-IPO Secondary Offering), as determined by an Independent Investment Bank and/or Independent Firm of Auditors, shall be less than US$50,000,000; and

(B)	the offering price per Share at such Post-IPO Secondary Offering shall not be below the IPO Share Price in the opinion of an Independent Investment Bank and/or Independent Firm of Auditors; and

(C)	the market capitalisation of the Issuer (translated if necessary into US dollars at the then prevailing relevant exchange rate) calculated based on the issue price per Share for the relevant Post-IPO Secondary Offering following such Post-IPO Secondary Offering (being the product of the issue price per Share multiplied by the total number of Shares in issue following such Post-IPO Secondary Offering), as determined by an Independent Investment Bank and/or Independent Firm of Auditors, shall be greater than the Issuer’s Market Capitalisation at IPO.

(x)	Subject to Condition 4(c)(ix) above, other than the Permitted Offerings and Post-IPO Secondary Offerings that otherwise comply with these Conditions, following the occurrence of the QIPO, none of the Issuer or any other member of the Group (other than the Guarantor) shall, offer (publicly or privately), or enter into any transaction which is designed to, or might reasonably be expected to, result in any public or private offering by any other member of the Group (other than the Guarantor), or announce any public or private offering of, any shares or securities convertible into or exchangeable for, or warrants, rights or options, or agreements to grant warrants, rights or options, to purchase or to subscribe for, any shares issued by, or shares held by, the Issuer or any other member of the Group (other than the Guarantor); or issue any additional shares of other class(es) in its capital (other than the Shares), including without limitation any Class B ordinary shares of the Issuer.

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(d)	Corporate actions

So long as any Bonds remain Outstanding, neither the Issuer nor any member of the Group shall enter into any form of corporate reorganisation, including but not limited to merging, consolidating or amalgamating any business currently controlled by any member of the Group, or any part of it, with any other business that is not controlled by any member of the Group, entering into any share swap transaction, demerger or divestiture with any other business that is not controlled by any member of the Group, unless any such corporate reorganisation is entered into among the members of the Group.

(e)	Financial statements etc.

So long as any Bond remains Outstanding, the Bondholders shall have the right to request from each of the Issuer and the Guarantor, in each case in the English language, a copy of:

(i)	the relevant annual audited consolidated income statement, consolidated balance sheet, consolidated cash flow statement and consolidated statement of changes in shareholders’ equity of the Issuer and the Guarantor together with any statements, reports (including any directors’ and auditors’ reports) and notes attached to or intended to be read with any of them within 120 days after the end of their respective financial years;

(ii)	subject to the applicable laws, by-laws, regulations and rules of the relevant jurisdiction or stock exchange binding on the Issuer or the Guarantor, including those with respect to the disclosure of non-public information,

(A)	the quarterly (or any other interim reporting period required by applicable law or regulations) unaudited consolidated income statement, consolidated balance sheet, consolidated cash flow statement and consolidated statement of changes in shareholders’ equity of the Issuer together with any statements, reports (including any directors’ and auditors’ review reports, if any) and notes attached to or intended to be read with any of them within 60 days after the end of their respective financial years; and

(B)	as soon as practicable upon the request of any Bondholder from time to time, each of the Issuer and Guarantor shall furnish the Bondholders with any documentation or materials in relation to the key performance indicators of the Issuer or any other member of the Group (other than the Guarantor).

(f)	Undertakings relating to the registration of the Share Charge

The Guarantor has undertaken in the Subscription Agreement that it will as soon as reasonably practicable and, in any event, within ten Business Days of the date of the Share Charge (i) register or cause to be registered with the Registrar of Corporate Affairs in the BVI, and to update the register of charges of the Guarantor with details of the security interests created by, the Share Charge, in accordance with the BVI Business Companies Act, (ii) use its best endeavours to complete such registration and obtain a registration record from its registered agent in the BVI and a certificate of registration of charge from the Registrar of Corporate Affairs in the BVI on or before the BVI Registration Deadline (as defined in Condition 9(c) below), (iii) deliver to the Bondholders copies of such registration record and certificate of registration of charge, and (iv) to comply with all applicable laws of the British Virgin Islands (“BVI law”) and regulations in relation to the Share Charge. In addition, the Issuer and the Guarantor will give a notice to the Holders confirming the completion of the BVI Registration Conditions within five Business Days after completion of such BVI Registration Conditions. The Bondholders shall not have any obligation to monitor or ensure the registration of the Share Charge with the Registrar of Corporate Affairs in the BVI on or before the BVI Registration Deadline or to verify the accuracy, validity and/or genuineness of any documents in relation to or in connection with such registration and/or any relevant registration documents. Upon completion of the BVI Registration Conditions, the Guarantor shall give a notice to the Holders confirming such completion of the BVI Registration Conditions within five (5) Business Days.

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(g)	Undertakings relating to the registration of the Account Charge

The Issuer further undertakes that it will, after execution of the Account Charge, register or cause to be registered with the Companies Registry of Hong Kong the Account Charge within one calendar month of the date of the Account Charge.

(h)	Disposals by any member in the Group (other than the Guarantor)

Disposals of Intellectual Property

So long as the Bondholders continue to have an Exposure,

(i)	before the occurrence of the QIPO, none of the Issuer or any member in the Group (other than the Guarantor) will, without the prior written consent of the Bondholders (such consent shall not be unreasonably withheld or delayed), enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell (through any kind of trade sale, placement or otherwise), lease, transfer, grant any sub-licence of or dispose of (through any kind of offering, reverse takeover or otherwise) any Intellectual Property, unless such proposed sale, lease, transfer or disposal is made by a member of the Group to the Issuer and/or its Subsidiaries.

(ii)	following the occurrence of the QIPO, the Issuer or its Subsidiaries may conduct any such transaction as referred to in Condition 4(h)(i) above without the prior written consent of the Bondholders provided that:

(A)	the consideration to be received for the relevant Intellectual Property under the proposed transaction, as determined by an Independent Investment Bank and/or Independent Firm of Auditors, is more than 75.0 per cent. of the Issuer’s Market Capitalisation at IPO; or

(B)	such proposed sale, lease, transfer or disposal is made by a member of the Group to the Issuer and/or its Subsidiaries.

Disposals of assets (other than Intellectual Property)

So long as the Bondholders continue to have an Exposure,

(iii)	Subject to Conditions 4(b), 4(c), 4(h)(i) and 4(h)(ii), the Issuer will not, and will ensure that no members of the Group (other than the Guarantor) will, enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any assets (including without limitation any investment securities and machinery but excluding any cash), unless such proposed sale, lease, transfer or disposal:

(A)	is made in the ordinary course of business of the Group and will not result in, or be expected to result in:

(I)	the total consolidated assets of the Issuer being equal to or less than 60.0 per cent. of the total consolidated assets as shown in its audited consolidated financial statements of the Group as of and for the year ended 31 December 2017; and

(II)	the sale price of such asset shall not be equal to or less than 60.0 per cent. of its fair value as shown in the audited consolidated financial statements of the Group as of and for the year ended 31 December 2017; or

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(B)	is of assets in exchange for or to be replaced by other assets comparable or superior as to type, value and quality; or

(C)	is made by a member of the Group to another member of Group.

Disposals of subsidiaries

Subject to Conditions 4(b), 4(c), 4(h)(i) and 4(h)(ii), so long as the Bondholders continue to have an Exposure,

(iv)	before the occurrence of the QIPO, other than the Permitted Offerings that otherwise comply with these Conditions, no member of the Group (other than the Guarantor) shall dispose any of its legal or beneficial interest in any company, partnership, joint venture, trust, profit-sharing arrangement or other legal entity without the prior written consent of the Bondholders (which shall not be unreasonably withheld or delayed).

(v)	following the occurrence of the QIPO, other than the Permitted Offerings and Post-IPO Secondary Offerings that otherwise comply with these Conditions, the Issuer or its Subsidiaries may conduct any transaction as referred to in Condition 4(h)(iv) without the prior written consent of the Bondholders provided that the consideration to be received for the relevant subsidiaries under the proposed transaction, as determined by an Independent Investment Bank and/or Independent Firm of Auditors, is more than 75.0 per cent. of the Market Capitalisation at IPO.

(i)	Disposals by the Guarantor

So long as the Bondholders continue to have an Exposure, the Guarantor shall not dispose any of its legal or beneficial interest in the Issuer without the prior written consent of the Bondholders (which shall not be unreasonably withheld or delayed) unless:

(A)	such disposal occurs after the occurrence of the QIPO; and

(B)	such disposal shall not trigger a Change of Control.

(j)	Business Activities

So long as any Bond remains outstanding, the Issuer will not, and will ensure that none of its Subsidiaries will, directly or indirectly, principally engage in any business other than the business currently conducted by it as at the Issue Date or as otherwise approved by the Bondholders.

(k)	Announcements

Unless required by any law, regulation or listing rules binding on the Issuer or the Guarantor (including any disclosure and/or publication requirement binding on the Issuer or the Guarantor in respect of the Listing), or otherwise consented in writing by the Bondholders (which consent shall not be unreasonably withheld or delayed), none of the Issuer or any other members of the Group or any other parties acting on its or their behalf shall issue any announcement concerning the Bonds. The Issuer or the Guarantor may make any announcement based on information that has previously come into the public domain.

Notwithstanding the above, the Issuer may disclose the terms and conditions of the Transaction Documents and the background of the initial Bondholders: (i) in any governmental filing or to other authorities as required by the applicable laws and/or regulation or rules of NASDAQ, an Alternative Stock Exchange, the Financial Industry Regulatory Authority or the U.S. Securities and Exchange Commission and (ii) in connection with any action or claim to enforce its rights thereunder. The Issuer may disclose the terms and conditions of the Transaction Documents to underwriters, investors, lenders and financial advisors in preforming due diligence in any other transaction otherwise permitted in the Subscription Agreement or these Conditions.

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5.	Security

(a)	Security

The obligations of the Issuer and the Guarantor to the Bondholders under the Bonds and in connection with the Transaction Documents and the Security Documents (the “Secured Obligations”) will be secured by:

(i)	the security interest over 1,393,207 Class B ordinary shares representing 5.0 per cent. of the total authorised and issued Ordinary Shares of the Issuer as of the Issue Date granted by the Guarantor pursuant to the Share Charge; and

(ii)	the security interest granted by the Issuer over the Debt Service Reserve Account pursuant to the Account Charge.

(b)	Release of Security

The Security Documents contain provisions for the immediate release of all or any security interests created therein or discharge in full of the Secured Obligations.

(c)	Enforcement of Security

(i)	Subject to an Event of Default under the Conditions and in accordance with the Security Documents, the Share Charge and/or the Account Charge, as the case may be, shall become enforceable upon the Bonds becoming immediately due and repayable following the occurrence of an Event of Default.

(ii)	Any Bondholder may, at its discretion and without further notice, take such proceedings against the Issuer and/or the Guarantor as it may think fit to enforce its rights under the Bonds and to enforce all or any of the security interests created therein in accordance with the terms thereof, provided that, to the extent practicable the Bondholders shall enforce their rights under the Account Charge prior to enforcing their rights under the Share Charge.

6.	Interest

(a)	Interest

The Bonds bear interest from and including the Issue Date at the rate of 8.00 per cent. per annum (the “Rate of Interest”) payable semi-annually in arrear in equal instalments of US$10,000 per Calculation Amount (as defined below) (the “Interest Amount”) on the date falling on the 6th calendar month following the Issue Date (the “First Interest Payment Date”) and the date falling on the 12th calendar month following the Issue Date, and if the Maturity Date is extended to the Extended Maturity Date, on the date falling on the 18th calendar month following the Issue Date, and if any such date is not a Business Day, the next following Business Day (each an “Interest Payment Date”).

Each Bond will cease to bear interest from and including the earlier of (a) where the Conversion Right attached to it shall have been exercised by a Bondholder, the relevant Conversion Date (as defined below), subject to conversion of the relevant Bonds in accordance with the provisions of Condition 7(c); or (b) where such Bond is redeemed or repaid pursuant to Condition 9 or Condition 11, the due date for redemption or repayment thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused.

If interest is required to be calculated for a period of less than a complete Interest Period, the relevant day-count fraction will be determined on the actual number of days elapsed and on the basis of a 360-day year.

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In these Conditions, the period beginning on and including the Issue Date and ending on but excluding the first Interest Payment Date (the “First Interest Period”) and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date is called an “Interest Period”, provided that any Interest Period (other than a Default Interest Period) shall end on the Maturity Date.

Interest in respect of any Bond shall be calculated per US$250,000 in principal amount of the Bonds (the “Calculation Amount”). The amount of interest payable per Calculation Amount for any period shall, save as provided above in relation to equal instalments, be equal to the product of 8.00 per cent. per annum, the Calculation Amount and the day-count fraction (determined in the same manner as stated above in this Condition 6) for the relevant period, rounding the resulting figure to the nearest cent (US$0.005 being rounded upward).

(b)	Interest applicable upon Default

Following service of a Notice of Event of Default on the Issuer and the Guarantor, the Issuer (failing whom, the Guarantor) shall pay to the Bondholders:

(i)	if any such Event of Default occurs on or before the date falling 12 calendar months after the Issue Date:

(A)	an amount of premium that would give the Bondholders an internal rate of return equal to the Exit IRR calculated by reference to the principal amount of the Outstanding Bonds from (and including) the Issue Date up to (but excluding) the Scheduled Maturity Date; and

(B)	an amount of premium that would give the Bondholder an internal rate of return equal to the 15.0 per cent. per annum calculated by reference to the principal amount of the Outstanding Bonds from (and including) the earliest of (X) the date of a Notice of Potential Event of Default (if any), (Y) the date of any such proceedings referred to in Condition 11(v) is being levied, enforced or sued out on (if applicable), and (Z) an Event of Default up to (but excluding) the day on which all sums due in respect of the Bonds (which shall include sums due under this Condition 6(b)) are received by the Holders (the “Default Interest Period”); or

(ii)	if any such Event of Default occurs after the date falling 12 calendar months after the Issue Date:

(A)	an amount of premium that would give the Bondholders an internal rate of return equal to the Exit IRR calculated by reference to the principal amount of the Outstanding Bonds from (and including) the Issue Date up to (but excluding) the earliest of (X) the date of a Notice of Potential Event of Default (if any), (Y) the date of any such proceedings referred to in Condition 11(v) is being levied, enforced or sued out on (if applicable), and (Z) an Event of Default; and

(B)	an amount of premium that would give the Bondholder an internal rate of return equal to the Default IRR calculated by reference to the principal amount of the Outstanding Bonds from (and including) the earliest of (X) the date of a Notice of Potential Event of Default (if any), (Y) the date of any such proceedings referred to in Condition 11(v) is being levied, enforced or sued out on (if applicable), and (Z) an Event of Default, up to (and excluding) the end of the Default Interest Period.

The Exit IRR, the Default IRR and the premium provided in Condition 6(b)(i)(B) above shall take into account any principal, interest (including Interest Amount) and premium accrued on the Outstanding Bonds and paid to the Bondholders, but exclude any Structuring Fee payable by the Issuer to the initial Bondholders as provided in the Subscription Agreement.

No interest shall accrue on any Bond from and including the Conversion Date in respect of such Bond.

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7.	Conversion

(a)	Partial Conversion upon a QIPO

Provided that none of the Bonds has been redeemed by the Issuer, upon the occurrence of a QIPO and subject as provided in these Conditions:

(i)	an aggregate nominal amount representing 10% of the Principal Amount of the Bonds shall be converted automatically into Shares (the “Conversion Upon QIPO”); and

(ii)	the Issuer shall deliver a written notice in accordance with Condition 13 to notify the Bondholders, together with such evidence provided by an Independent Investment Bank to support, that the QIPO has occurred as provided in the Conditions. Upon the receipt of such notice, a Bondholder shall as soon as practicable deliver to the Issuer a written notice in accordance with Condition 13 (the “Certification”) on behalf of itself:

(A)	providing an address (if different from the corresponding addresses recorded in the Register) to which the Shares shall be delivered;

(B)	designating a person or persons (if different from the registered Holder) as holder(s) of the relevant number of Shares in the Issuer’s share register;

(C)	providing a certification that such Conversion Upon QIPO is being made outside of the United States (as such term is defined in Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended) and it is not a U.S. person (as such term is defined in Regulation S) and it is not acting as agent for, or on behalf of, a U.S. person;

(D)	providing any certification as may be required under the laws of the jurisdiction of incorporation of the Issuer; and

(E)	surrendering the Bond Certificate in respect of such Bond which shall be converted automatically into Shares as a result of the occurrence of a QIPO.

(b)	Conversion Right

(i)	Conversion Period: Upon the occurrence of a QIPO and subject as provided in these Conditions, each Bond shall entitle the holder to convert such Bond into Shares credited as fully paid at any time during the Conversion Period referred to below (the “Conversion Right”).

Subject to and upon compliance with these Conditions, the Conversion Right in respect of a Bond may be exercised, at the option of the holder thereof, on the occurrence of a QIPO at any time (subject to any applicable fiscal or other laws or regulations and as hereinafter provided) on or after the Issue Date to the earlier of:

(A)	the date falling 12 calendar months after the Maturity Date or the Extended Maturity Date, as the case may be (both days inclusive); and

(B)	the date falling 12 calendar months after the occurrence of the QIPO (both days inclusive),

(each a “Conversion Period”).

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(ii)	A Bondholder may only exercise its Conversion Right during the Conversion Period.

(iii)	Conversion Price: The price at which Shares will be issued upon a Conversion Upon QIPO or exercise of a Conversion Right (the “Conversion Price”) is subject to any adjustment in the circumstances described in Condition 7(d) and the discount (if applicable) to the IPO Share Price as follows:

(A)	if a QIPO has occurred on or before the date falling 12 calendar months after the Issue Date, at a discount of 23.0% to the IPO Share Price pursuant to the QIPO; or

(B)	if a QIPO has occurred after the date falling 12 calendar months after the Issue Date, at a discount of 28.0% to the IPO Share Price pursuant to the QIPO,

in each case subject to adjustment in the circumstances described in Condition 7(d).

In the event that any Interest Amount has been accrued and/or paid by the Issuer to the Bondholders prior to the occurrence of the QIPO, in determining the applicable Conversion Price, 50.0 per cent. of such Interest Amount accrued and/or paid will be deducted from the absolute value of the discount as calculated in accordance with Conditions 7(b)(iii)(A) or 7(b)(iii)(B) above (as applicable). Schedule 5 sets out certain possible circumstances of the application of the discounts described herein for illustrative purposes only.

(iv)	The number of Shares to be issued on Conversion Upon QIPO or exercise of a Conversion Right shall be determined by dividing the principal amount of the Bonds to be converted by the Conversion Price in effect on the relevant Conversion Date (defined below). Conversion Upon QIPO may only be effected and a Conversion Right may only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(v)	Fractions of Shares: Fractions of Shares will not be issued on exercise of Conversion Rights and no cash payment or other adjustment will be made in lieu thereof. However, if the Conversion Right in respect of more than one Bond is exercised at any one time such that Shares to be issued on conversion are to be registered in the same name, the number of such Shares to be issued in respect thereof shall be calculated on the basis of the aggregate principal amount of such Bonds being so converted and rounded down to the nearest whole number of Shares. Notwithstanding the foregoing, in the event of a consolidation or re-classification of Shares by operation of law or otherwise occurring after the Issue Date which reduces the number of Shares outstanding, the Issuer will upon conversion of Bonds pay in cash in U.S. Dollars a sum equal to such portion of the principal amount of the Bond or Bonds evidenced by the Bond Certificate deposited in connection with the exercise of Conversion Rights, aggregated as provided in Condition 7(b)(i), as corresponds to any fraction of a Share not issued as a result of such consolidation or re-classification aforesaid, provided that such sum exceeds US$1.00. Any such sum shall be paid not later than five Business Days after the relevant Conversion Date by transfer to a U.S. dollar account maintained by the payee with, a bank in Hong Kong, in accordance with instructions given by the relevant Bondholder in the Conversion Notice.

(vi)	Share Lockup Period: Provided that no Event of Default has occurred and is continuing, following the exercise of the Conversion Right by a Bondholder, such Bondholder shall not, directly or indirectly, sell or otherwise transfer any Shares during a period of up to 90 calendar days following the first Trading Day after the occurrence of a QIPO (the “Share Lockup Period”).

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Subject to the Share Lockup Period provided above, the Bondholders may sell or transfer the Shares resulting from conversion of the Bonds. The Issuer shall register the Shares in the registration statement on the Form F-1 which it will submit to the U.S. Securities and Exchange Commission for the purpose of the intended QIPO.

(c)	Conversion Procedure

(i)	Conversion Notice: Subject to Condition 7(a), Conversion Rights may be exercised by a Bondholder during the Conversion Period, by delivering the relevant Bond Certificate to the Issuer during its usual business hours (being 9:00 a.m. to 5:00 p.m., Monday to Friday other than public holidays) at the specified office of the Issuer accompanied by a duly completed and signed notice of conversion (a “Conversion Notice”) substantially in the form set out in schedule 4 hereto, together with certification by the Bondholder that such conversion is being made outside of the United States (as such term is defined in Regulation S) and it is not a U.S. person (as such term is defined in Regulation S) and it is not acting as agent for, or on behalf of, a U.S. person, and as may be required under the laws of the jurisdiction of incorporation of the Issuer. Conversion Rights shall be exercised subject in each case to any applicable fiscal or other laws or regulations applicable in the jurisdiction of the Issuer.

If such delivery is made after the end of normal business hours (being 5.00 p.m. in the place of the specified office) or on a day which is not a Business Day in the place of the Issuer, such delivery shall be deemed for all purposes of these Conditions to have been made on the next following such Business Day.

(ii)	Conversion Date: For the purposes of Conversion Upon QIPO and exercise of Conversion Rights, the conversion date in respect of a Bond (the “Conversion Date”) shall be deemed to be the Business Day (as defined in Condition 7(h)) immediately following the date of the surrender of the Bond Certificate in respect of such Bond and delivery of such Conversion Notice or Certification, as the case may be, and, if applicable, any such abovementioned certification or any payment to be made or indemnity given under these Conditions in connection with the Conversion Upon QIPO and the exercise of such Conversion Right, as the case may be. Conversion Upon QIPO may only be effected and Conversion Rights may only be exercised in respect of an Authorised Denomination. A Conversion Notice or Certification, as the case may be, once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal.

(iii)	Stamp Duty etc.: the Issuer must pay directly to the relevant authorities any taxes and/or capital, stamp, issue and registration and transfer taxes and duties arising from a Bondholder effecting the Conversion Upon QIPO or exercising Conversion Rights (including without limitation any Duties payable in Cayman Islands, British Virgin Islands, Hong Kong and the United States and, if relevant, in the place of the Alternative Stock Exchange, in respect of the allotment and issue of Shares and listing of the Shares on the Relevant Stock Exchange on conversion)(collectively the “Taxes”). The Issuer will also pay all other expenses arising on the issue of Shares on conversion of Bonds and all charges of the share transfer agent for the Shares. The Bondholder (and, if different, the person to whom the Shares are to be issued) must declare in the relevant Conversion Notice or Certification that any amounts payable to the relevant tax authorities in settlement of any Taxes payable pursuant to this Condition 7(c)(iii) have been, or (where permitted by law) will be, paid.

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If the Issuer shall fail to pay any Taxes, the relevant holder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.

The Bondholder shall pay all, if any, taxes imposed and arising by reference to any disposal or deemed disposal of a Bond or interest therein otherwise than in connection with the exercise of Conversion Rights by any Bondholder.

(iv)	Registration: Upon (A) Conversion Upon QIPO or (B) exercise of Conversion Rights and compliance with Conditions 7(c)(i) and 7(c)(iii) the Issuer (Y) will, as soon as practicable, and in any event not later than seven Business Days after the Conversion Date, register the person or persons designated for the purpose in the Conversion Notice or Certification (as the case may be) as holder(s) of the relevant number of Shares in the Issuer’s share register and (Z) will, within ten Business Days after the Conversion Date, if the Bondholder has also requested in the Conversion Notice or Certification (as the case may be) and to the extent permitted under applicable law and the rules and procedures of the Nasdaq Clearing AB (the “NASDAQ Clearing”) or the equivalent clearing system of an Alternative Stock Exchange effective from time to time, take all necessary action to procure that Shares are delivered through NASDAQ Clearing or the equivalent clearing system of an Alternative Stock Exchange for so long as the Shares are listed on the NASDAQ or an Alternate Stock Exchange; or will make such certificate or certificates available for collection at the office of the Issuer’s share registrar in the United States or, as the case may be, the relevant jurisdiction of the Alternate Stock Exchange notified to Bondholders in accordance with Condition 13 or, if so requested in the relevant Conversion Notice or Certification (as the case may be), will cause its share registrar to mail such certificate or certificates to the person and at the place specified in the Conversion Notice or Certification (as the case may be), together (in either case) with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single share certificate will be issued in respect of all Shares issued on conversion of Bonds subject to the same Conversion Notice or Certification (as the case may be) and which are to be registered in the same name.

The delivery of the Shares to the converting Bondholder (or such person or persons designated in the relevant Conversion Notice or Certification (as the case may be)) in the manner contemplated above in this Condition 7(c)(iv) will be deemed to satisfy the Issuer’s obligation to pay the principal, interest and premium (if any) on such converted Bonds.

If the Conversion Date in relation to the conversion of any Bond shall be after the record date for any issue, distribution, grant, offer or other event as gives rise to the adjustment of the Conversion Price pursuant to Condition 7(d), but before the relevant adjustment becomes effective (the “Relevant Effective Date”) under the relevant Condition (a “Retroactive Adjustment”), upon the relevant adjustment becoming effective the Issuer shall procure the issue to the converting Bondholder (or in accordance with the instructions contained in the Conversion Notice or Certification (as the case may be)(subject to applicable exchange control or other laws or other regulations)), such additional number of Shares (“Additional Shares”) as is, together with Shares to be issued on conversion of the Bond(s), equal to the number of Shares which would have been required to be issued on conversion of such Bond if the relevant adjustment to the Conversion Price had been made and become effective on or immediately after the relevant record date and in such event and in respect of such Additional Shares references in this Condition 7(c)(iv) to the Conversion Date shall be deemed to refer to the Relevant Effective Date (notwithstanding that the Relevant Effective Date falls after the end of the Conversion Period).

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The person or persons specified for that purpose in the Conversion Notice or Certification (as the case may be) will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the “Registration Date”).

The Shares issued upon Conversion Upon QIPO or upon exercise of Conversion Rights will be fully paid and will in all respects rank pari passu with the fully paid Shares in issue on the relevant Registration Date except for any right excluded by mandatory provisions of applicable law and except that such Shares will not rank for (or, as the case may be, the relevant holder shall not be entitled to receive) any rights, distributions or payments the record or other due date for the establishment of entitlement for which falls prior to the relevant Registration Date.

If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date (disregarding any Retroactive Adjustment of the Conversion Price referred to in this Condition 7(c)(iv) prior to the time such Retroactive Adjustment shall have become effective), the Issuer will calculate and pay to the converting Bondholder or such Bondholder’s designee an amount in U.S. dollars (the “Equivalent Amount”) equal to the Fair Market Value (as defined below) of such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by transfer to a U.S. dollar account maintained by the payee with, a bank in Hong Kong, in accordance with instructions given by the relevant Bondholder in the Conversion Notice or Certification (as the case may be).

(d)	Adjustments to Conversion Price

The Conversion Price will be subject to adjustment as follows:

(i)	Consolidation, Subdivision or Re-classification: If and whenever there shall be an alteration to the nominal value of the Shares as a result of consolidation, subdivision or re-classification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such alteration by the following fraction:

A

B

Where:

A	is the nominal amount of one Share immediately after such alteration; and

B	is the nominal amount of one Share immediately before such alteration.

Such adjustment shall become effective on the date the alteration takes effect.

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(e)	Capitalisation of Profits or Reserves:

(i)	If and whenever the Issuer shall issue any Shares credited as fully paid to the holders of Shares (“Shareholders”) by way of capitalisation of profits or reserves including, Shares paid up out of distributable profits or reserves and/or share premium account (except any Scrip Dividend) and which would not have constituted a Capital Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A

B

Where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue; and

B	is the aggregate nominal amount of the issued Shares immediately after such issue.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(ii)	In the case of an issue of Shares by way of a Scrip Dividend where the Current Market Price on the date of announcement of the terms of such issue of Shares multiplied by the number of Shares issued exceeds the amount of the Relevant Cash Dividend or the relevant part thereof and which would not have constituted a Capital Distribution, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before the issue of such Shares by the following fraction:

A + B

A + C

Where:

A	is the aggregate nominal amount of the issued Shares immediately before such issue;

B	is the aggregate nominal amount of Shares issued by way of such Scrip Dividend multiplied by a fraction of which (i) the numerator is the amount of the whole, or the relevant part, of the Relevant Cash Dividend and (ii) the denominator is such Current Market Price of the Shares issued by way of Scrip Dividend in respect of each existing Share in lieu of the whole, or the relevant part, of the Relevant Cash Dividend; and

C	is the aggregate nominal amount of Shares issued by way of such Scrip Dividend; or by making such other adjustment as an Independent Investment Bank and/or Independent Firm of Auditors deem fair and reasonable.

Such adjustment shall become effective on the date of issue of such Shares or if a record date is fixed therefor, immediately after such record date.

(iii)	Capital Distributions: If and whenever the Issuer shall pay or make any Capital Distribution to the Shareholders (except to the extent that the Conversion Price falls to be adjusted under Condition 7(e) above), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Capital Distribution by the following fraction:

A − B

A

Where:

A	is the Current Market Price of one Share on the date on which the Capital Distribution is publicly announced; and

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B	is the Fair Market Value on the date of such announcement of the portion of the Capital Distribution attributable to one Share.

Such adjustment shall become effective on the date that such Capital Distribution is actually made or if a record date is fixed therefor, immediately after such record date.

In making any calculation pursuant to this Condition 7(e)(iii), such adjustments (if any) shall be made as an Independent Investment Bank and/or Independent Firm of Auditors may consider appropriate to reflect (a) any consolidation or subdivision of the Shares, (b) issues of Shares by way of capitalisation of profits or reserves, or any like or similar event, (c) the modification of any rights to dividends of Shares or (d) any change in the fiscal year of the Issuer.

(iv)	Rights Issues of Shares or Options over Shares: If and whenever the Issuer shall issue Shares to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares, in each case at less than 95 per cent. of the Current Market Price per Share on the date of the announcement of the terms of the issue or grant, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A + B

A + C

Where:

A	is the number of Shares in issue immediately before such announcement;

B	is the number of Shares which the aggregate amount (if any) payable for the Shares issued by way of rights or for the options or warrants or other rights issued or granted by way of rights and for the total number of Shares comprised therein would subscribe for, purchase or otherwise acquire at such Current Market Price per Share; and

C	is the aggregate number of Shares issued or, as the case may be, comprised in the issue or grant.

Such adjustment shall become effective on the date of issue of such Shares or issue or grant of such options, warrants or other rights (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants, as the case may be.

(v)	Rights Issues of Other Securities: If and whenever the Issuer shall issue any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares) to all or substantially all Shareholders as a class by way of rights, or issue or grant to all or substantially all Shareholders as a class by way of rights, options, warrants or other rights to subscribe for, purchase or otherwise acquire any securities (other than Shares or options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue or grant by the following fraction:

A − B

A

Where:

A	is the Current Market Price of one Share on the date on which such issue or grant is publicly announced; and

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B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue of the securities or the issue or grant of such rights, options or warrants (as the case may be) or where a record date is set, the first date on which the Shares are traded ex-rights, ex-options or ex-warrants, as the case may be.

(vi)	Issues at less than Current Market Price: If and whenever the Issuer shall issue (otherwise than as mentioned in Condition 7(e)(iv) above or in connection with any Post-IPO Secondary Offering or Permitted Offering that otherwise complies with these Conditions) any Shares (other than Shares issued on the exercise of Conversion Rights or on the exercise of any other rights of conversion into, or exchange or subscription for, Shares) or issue or grant (otherwise than as mentioned in Condition 7(e)(iv) above) options, warrants or other rights to subscribe for, purchase or otherwise acquire Shares in each case at a price per Share which is less than 95 per cent. of the Current Market Price on the date of announcement of the terms of such issue, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A + B

C

Where:

A	is the number of Shares in issue immediately before the issue of such additional Shares or the grant of such options, warrants or other rights to subscribe for, purchase or otherwise acquire any Shares;

B	is the number of Shares which the aggregate consideration (if any) receivable for the issue of such additional Shares would purchase at such Current Market Price per Share; and

C	is the number of Shares in issue immediately after the issue of such additional Shares.

References to additional Shares in the above formula shall, in the case of an issue by the Issuer of options, warrants or other rights to subscribe or purchase Shares, mean such Shares to be issued assuming that such options, warrants or other rights are exercised in full at the initial exercise price on the date of issue or grant of such options, warrants or other rights.

Such adjustment shall become effective on the date of issue of such additional Shares or, as the case may be, the issue or grant of such options, warrants or other rights.

(vii)	Other Issues at less than Current Market Price: Save in the case of an issue of securities arising from a conversion or exchange of other securities in accordance with the terms applicable to such securities themselves falling within this Condition 7(e)(vii), if and whenever the Issuer or any of its Subsidiaries (otherwise than as mentioned in Condition 7(e)(iv), Condition 7(e)(v) or Condition 7(e)(vi)), or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity shall issue any securities (other than the Bonds, which shall be deemed to exclude any further bonds issued pursuant to Condition 16) which by their terms of issue carry rights of conversion into, or exchange or subscription for, Shares to be issued by the Issuer upon conversion, exchange or subscription at a consideration per Share which is less than 95 per cent. of the Current Market Price on the date of announcement of the terms of issue of such securities, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A + B

A + C

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Where:

A	is the number of Shares in issue immediately before such issue;

B	is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to such securities would purchase at such Current Market Price per Share; and

C	is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the initial conversion, exchange or subscription price or rate.

Such adjustment shall become effective on the date of issue of such securities.

(viii)	Modification of Rights of Conversion etc.: If and whenever there shall be any modification of the rights of conversion, exchange or subscription attaching to any such securities as are mentioned in Condition 7(e)(vii) (other than in accordance with the terms of such securities) so that the consideration per Share (for the number of Shares available on conversion, exchange or subscription following the modification) is reduced and is less than 95 per cent. of the Current Market Price on the date of announcement of the proposals for such modification, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such modification by the following fraction:

A + B

A + C

Where:

A	is the number of Shares in issue immediately before such modification;

B	is the number of Shares which the aggregate consideration receivable by the Issuer for the Shares to be issued on conversion or exchange or on exercise of the right of subscription attached to the securities so modified would purchase at such Current Market Price per Share or, if lower, the existing conversion, exchange or subscription price of such securities; and

C	is the maximum number of Shares to be issued on conversion or exchange of such securities or on the exercise of such rights of subscription attached thereto at the modified conversion, exchange or subscription price or rate but giving credit in such manner as an Independent Investment Bank and/or Independent Firm of Auditors considers appropriate (if at all) for any previous adjustment under this Condition 7(e)(viii) or Condition 7(e)(vii).

Such adjustment shall become effective on the date of modification of the rights of conversion, exchange or subscription attaching to such securities.

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(ix)	Other Offers to Shareholders: Other than the Permitted Offerings and Post-IPO Secondary Offerings that otherwise comply with these Conditions, if and whenever the Issuer or any of its Subsidiaries or (at the direction or request of or pursuant to any arrangements with the Issuer or any of its Subsidiaries) any other company, person or entity issues, sells or distributes any securities in connection with an offer pursuant to which the Shareholders generally are entitled to participate in arrangements whereby such securities may be acquired by them (except where the Conversion Price falls to be adjusted under Condition 7(e)(iv), Condition 7(e)(v), Condition 7(e)(vi) or Condition 7(e)(vii)), the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such issue by the following fraction:

A - B

A

Where:

A	is the Current Market Price of one Share on the date on which such issue is publicly announced; and

B	is the Fair Market Value on the date of such announcement of the portion of the rights attributable to one Share.

Such adjustment shall become effective on the date of issue, sale or delivery of the securities.

(x)	Cash Dividends: If and whenever the Issuer shall pay or make any Cash Dividend to the Shareholders, the Conversion Price shall be adjusted by multiplying the Conversion Price in force immediately before such Cash Dividend by the following fraction:

A - B

A

Where:

A	is the Current Market Price of one Share on the date for the determination of Shareholders entitled to receive such Cash Dividend; and

B	is the portion of the Fair Market Value of the aggregate dividend attributable to one Share, which such portion being determined by dividing the Fair Market Value of the aggregate Cash Dividend by the number of the Shares entitled to receive the relevant Cash Dividend.

Such adjustment shall become effective on the date on which such Cash Dividend is actually made or if a record date is fixed therefore, immediately after such record date.

(xi)	Other Events: If the Issuer determines that an adjustment should be made to the Conversion Price as a result of one or more events or circumstances not referred to in this Condition 7, the Issuer shall, at its own expense, consult an Independent Investment Bank and/or Independent Firm of Auditors to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account thereof, if the adjustment would result in a reduction in the Conversion Price, and the date on which such adjustment should take effect and upon such determination by the Independent Investment Bank and/or Independent Firm of Auditors such adjustment (if any) shall be made and shall take effect in accordance with such determination, provided that where the events or circumstances giving rise to any adjustment pursuant to this Condition 7 have already resulted or will result in an adjustment to the Conversion Price or where the events or circumstances giving rise to any adjustment arise by virtue of events or circumstances which have already given rise or will give rise to an adjustment to the Conversion Price, such modification (if any) shall be made to the operation of the provisions of this Condition 7 as may be advised by the Independent Investment Bank and/or Independent Firm of Auditors to be in its opinion appropriate to give the intended result. Notwithstanding the foregoing, the per Share value of any such adjustment shall not exceed the per Share value of the dilution in the Shareholders’ interest in the Issuer’s equity caused by such events or circumstances.

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(xii)	Exceptions for Post-IPO Secondary Offerings and Permitted Offerings: Condition 7(e) shall not apply in respect of any Post-IPO Secondary Offering and Permitted Offering that otherwise complies with these Conditions.

(f)	Undertakings

The Issuer has undertaken that so long as any Bond remains Outstanding, save with the approval of the Bondholders:

(i)	following the occurrence of a QIPO, it will (a) maintain a listing for all the issued Shares on the NASDAQ or, if applicable, an Alternative Stock Exchange (as defined in Condition 7(h)), and (b) obtain and maintain a listing for all the Shares issued on the exercise of the Conversion Rights on the NASDAQ or, if applicable, an Alternative Stock Exchange, and (c) if the Issuer is unable to obtain or maintain such listing or such listing is unduly onerous, obtain and maintain a listing for all the issued Shares on an Alternative Stock Exchange as the Issuer may from time to time determine and will forthwith give notice to the Bondholders in accordance with Condition 13 of the listing or delisting of the Shares (as a class) by any of such stock exchange;

(ii)	it will pay the expenses of the issue of, and all expenses of obtaining listing for, Shares arising on conversion of the Bonds;

(iii)	it will not make any voluntary reduction of its ordinary share capital or any uncalled liability in respect thereof or of any share premium account except, in each case, where the reduction is permitted by applicable law and results in (or would, but for the provision of these Conditions relating to rounding or the carry forward of adjustments, result in) an adjustment to the Conversion Price or is otherwise taken into account for the purposes of determining whether such an adjustment should be made provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law;

(iv)	it will reserve, free from any other pre-emptive or other similar rights (unless otherwise provided herein), out of its authorised but unissued ordinary share capital the full number of Shares liable to be issued on conversion of the Bonds from time to time remaining Outstanding and shall ensure that all Shares delivered on conversion of the Bonds will be duly and validly issued as fully-paid and non-assessable; and

(v)	it will not make any offer, issue, grant or distribute or take any action the effect of which would be to reduce the Conversion Price below the par value of the Shares of the Issuer, provided always that the Issuer shall not be prohibited from purchasing its Shares to the extent permitted by law.

The Issuer has also given certain other undertakings in the Subscription Agreement for the protection of the Conversion Rights.

(g)	Provisions Relating to Changes in Conversion Price

(i)	Minor adjustments: On any adjustment, the resultant Conversion Price, if not an integral multiple of one U.S. Dollars cent, shall be rounded down to the nearest U.S. Dollars cent. No adjustment shall be made to the Conversion Price if such adjustment (rounded down if applicable) would be less than one per cent. of the Conversion Price then in effect. Any adjustment not required to be made, and/or any amount by which the Conversion Price has been rounded down, shall be carried forward and taken into account in any subsequent adjustment, and such subsequent adjustment shall be made on the basis that the adjustment not required to be made had been made at the relevant time and/or, as the case may be, that the relevant rounding down had not been made. Notice of any adjustment shall be given by the Issuer to the Bondholders in accordance with Condition 13 after the determination thereof.

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(ii)	Decision of an Independent Investment Bank and/or Independent Firm of Auditors: If any doubt shall arise as to whether an adjustment falls to be made to the Conversion Price or as to how an adjustment to the Conversion Price under Condition 7(d) should be made, following consultation between the Issuer and an Independent Investment Bank and/or Independent Firm of Auditors, a written opinion of such Independent Investment Bank and/or Independent Firm of Auditors in respect thereof shall be conclusive and binding on the Issuer, the Guarantor and the Bondholders, save in the case of manifest error. Notwithstanding the foregoing, the per Share value of any such adjustment shall not exceed the per Share value of the dilution in the Shareholders’ interest in the Issuer’s equity caused by such events or circumstances.

(iii)	Minimum Conversion Price: Notwithstanding the provisions of this Condition 7, the Issuer undertakes that: (a) the Conversion Price shall not in any event be reduced to below the nominal or par value of the Shares as a result of any adjustment hereunder unless under applicable law then in effect the Bonds may be converted at such reduced Conversion Price into legally issued, fully paid and non-assessable Shares; and (b) it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal or par value or any minimum level permitted by applicable laws or regulations.

(iv)	Reference to “fixed”: Any references herein to the date on which a consideration is “fixed” shall, where the consideration is originally expressed by reference to a formula which cannot be expressed as an actual cash amount until a later date, be construed as a reference to the first day on which such actual cash amount can be ascertained.

(v)	Multiple events: Where more than one event which gives or may give rise to an adjustment to the Conversion Price occurs within such a short period of time that in the opinion of an Independent Investment Bank and/or Independent Firm of Auditors, the foregoing provisions would need to be operated subject to some modification in order to give the intended result, such modification shall be made to the operation of the foregoing provisions as may be advised by such Independent Investment Bank and/or Independent Firm of Auditors to be in its opinion appropriate in order to give such intended result.

(i)	Upward/downward adjustment: No adjustment involving an increase in the Conversion Price will be made, except in the case of a consolidation or reclassification of the Shares as referred to in Condition 7(d)(i) above. The Issuer may at any time and for a specified period of time only, following notice being given to the Bondholders in accordance with Condition 13, reduce the Conversion Price, subject to Condition 7(g)(iii).

(ii)	Bondholders not obliged to monitor or make calculations: The Bondholders shall not be under any duty to monitor whether any event or circumstance has happened or exists which may require an adjustment to be made to the Conversion Price or to make any calculation or determination (or verification thereof) in connection with the Conversion Price.

(iii)	Notice of change in Conversion Price: The Issuer shall give notice to the Bondholders in accordance with Condition 13 of any change in the Conversion Price. Any such notice relating to a change in the Conversion Price shall set forth the event giving rise to the adjustment, the Conversion Price prior to such adjustment, the adjusted Conversion Price and the effective date of such adjustment.

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(h)	Definitions

For the purposes of these Conditions:

“Account Bank” means the financial institution acting as such in accordance with the terms of the Account Charge;

“Capital Distribution” means any distribution of assets in specie by the Issuer for any financial period whenever paid or made and however described (and for these purposes a distribution of assets in specie includes without limitation an issue of Shares or other securities credited as fully or partly paid (other than Shares credited as fully paid) by way of capitalisation of reserves);

“Cash Dividend” means any cash dividend or distribution of any kind made or declared by the Issuer for any financial period (whenever paid and however described);

“Closing Price” means, in respect of a Share for any Trading Day, the closing market price published in the daily quotation sheet published by the NASDAQ or, as the case may be, the equivalent quotation sheet of the Alternative Stock Exchange for such Trading Day;

“Current Market Price” means, in respect of a Share on a particular date, the average of the daily Closing Price on each of the 20 consecutive Trading Days ending on and including the Trading Day immediately preceding such date; provided that if at any time during such 20 Trading Day period the Closing Price shall have been based on a price ex-dividend (or ex-any other entitlement) and during some other part of that period the Closing Price shall have been based on a price cum-dividend (or cum-any other entitlement) then:

(I)	if the Shares to be issued or transferred and delivered do not rank for the dividend (or entitlement) in question, the Closing Price on the dates on which the Shares shall have been based on a price cum-dividend (or cum-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share; or

(II)	if the Shares to be issued or transferred and delivered rank for the dividend or entitlement in question, the Closing Price on the dates on which the Shares shall have been based on a price ex-dividend (or ex-any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by the Fair Market Value of any such dividend or entitlement per Share;

and provided that if on each of the said 20 Trading Days the Closing Price shall have been based on a price cum-dividend (or cum-any other entitlement) in respect of a dividend (or other entitlement) which has been declared or announced but the Shares to be issued or transferred and delivered do not rank for that dividend (or other entitlement), the Closing Price on each of such dates shall for the purposes of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share;

“Debt Service Reserve Account” means an account established and maintained by the Issuer or any of its subsidiaries denominated in US dollars and held with the Account Bank subject to the terms of the Account Charge;

“Debt Service Reserve” means any amount standing to the credit of the Debt Service Reserve Account including any income or interest earned thereon from time to time;

“Default IRR” means an internal rate of return equal to 23.0 per cent. per annum. For the avoidance of doubt, the Default IRR to which the Bondholders are entitled to shall be independent from any other recourse that such Bondholders may have pursuant to the Transaction Documents or the Bonds;

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“Employees’ Share Options” means, in respect of the Issuer, any options granted or to be granted to the Issuer’s eligible directors or employees including, but not limited to, principal investigators, research collaborators, research consultants and relevant external academic institutions to acquire at the discretion of the Issuer the Ordinary Shares pursuant to the relevant option agreements to be granted under the Issuer’s share option plan;

“Executed Private Placements” means all of the private placements of unsecured convertible notes convertible into the Shares that has been entered into by the Issuer and other investors prior to the Signing Date;

“Exit IRR” means an internal rate of return equal to 8.0 per cent. per annum. For the avoidance of doubt, the Exit IRR to which the Bondholders are entitled shall be independent from any other recourse that such Bondholders may have pursuant to the Transaction Documents or the Bonds;

“Exposure” means,

(a)	at any time before the occurrence of the QIPO, the aggregate principal amount of the Bonds held by the Bondholders is more or equal to US$7,500,000; or

(b)	at any time after the occurrence of the QIPO, the aggregate economic interest of the Bondholders calculated in accordance with the following formula:

A + B ≥ C*50%

where:

(A)	means the aggregate number of Shares actually held by the Bondholders at the relevant time following the conversion of the Bonds; and

(B)	means the aggregate number of Shares falling to be issued on conversion of the aggregate principal amount of Outstanding Bonds held by the Bondholders at the relevant time; and

(C)	means the aggregate number of Shares falling to be issued on conversion of the Principal Amount of the Bonds divided by the Conversion Price applicable at the relevant time.

“Fair Market Value” means, with respect to any asset, security, option, warrant or other right on any date, the fair market value of that asset, security, option, warrant or other right as determined by an Independent Investment Bank and/or Independent Firm of Auditors, provided that (i) the fair market value of a cash dividend paid or to be paid per Share shall be the amount of such cash dividend per Share determined as at the date of announcement of such dividend; (ii) where options, warrants or other rights are publicly traded in a market of adequate liquidity (as determined by such Independent Investment Bank and/or Independent Firm of Auditors) the fair market value of such options, warrants or other rights shall equal the arithmetic mean of the daily closing prices of such options, warrants or other rights during the period of five trading days on the relevant market commencing on the first such trading day such options, warrants or other rights are publicly traded;

“Group” means the Issuer, the Guarantor and any of the Issuer’s Subsidiaries, taken as a whole;

“Independent Firm of Auditors” means an independent firm of auditors of international repute selected by the Issuer and accepted in writing by the Bondholders;

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“Independent Investment Bank” means an independent investment bank of international repute selected by the Issuer and accepted in writing by the Bondholders;

“Intellectual Property” means any and all intellectual property including all patents, patent rights, licences, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, business names, trade names, domain names, brands, copyright, know how and other intellectual property owned by the Issuer or any other member of the Group (other than the Guarantor) as of the Signing Date;

“IPO Share Price” means the price per Share at which such Shares are offered at the Listing;

“Market Capitalisation at IPO” means the product of the IPO Share Price multiplied by the number of Ordinary Shares at issue at the QIPO;

“NASDAQ“ means Nasdaq Stock Market;

“Notice of Potential Event of Default” means a written notice of default given to the Issuer or the Guarantor by the Bondholders in respect of the occurrence of an event or circumstance which could with the giving of notice, lapse of time, and/or fulfilment of any other requirement provided for in Conditions 11(iii), 11(iv) and 11(xiv) become an Event of Default;

“Ordinary Shares” means the Shares and class B ordinary shares in the capital of the Issuer in issue at the relevant time;

“Other Share Options” means any options granted or to be granted by the Issuer to its employees, principal investigators, advisors, industry and collaboration partners and research institutes to acquire the shares of the Issuer’s Subsidiaries from time-to-time;

“Outstanding” means, in relation to the Bonds, all the Bonds issued except:

(i)	those which have been redeemed in accordance with the Conditions; or

(ii)	those in respect of which the date for redemption has occurred and the redemption moneys (including the premium if any), all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date have been duly paid to the Bondholders as provided this Agreement and remain available for payment in accordance with the Conditions; or

(iii)	those which have become void or in respect of which claims have become prescribed; or

(iv)	those which have been converted into Shares, purchased and cancelled as provided in the Conditions;

“Permitted Use of Proceeds” means, within China, general research and development expenses, working capital, deposits, repayment or settlement of outstanding liabilities of the Issuer or its Subsidiaries;

“Private Placements” means the private placements of unsecured convertible notes in an aggregate principal amount of up to US$10,000,000 convertible into the Shares that has been (and/or will be) entered into by the Issuer and the other investors, which includes all of the Executed Private Placements;

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“QIPO” (qualifying initial public offering) means the occurrence of the last of all of the conditions below being satisfied in the sole opinion of an Independent Investment Bank (which may include Boustead Securities)(as supported by any such evidence provided by such Independent Investment Bank), subject to Condition 12:

(i)	all the Shares of the Issuer being listed, quoted, admitted to trading or dealt in on NASDAQ or any principal stock exchange or securities market satisfactory to the Bondholders (an “Alternative Stock Exchange”) (the “Listing”);

(ii)	the Market Capitalisation at IPO being not less than US$380,000,000; and

(iii)	the total number of issued Shares of the Issuer that are held by the public having satisfied the applicable public float requirements of NASDAQ or the Alternative Stock Exchange.

“Registrar” means the Issuer or such other person, firm or company as for the time being maintains the register of the holders of the Bonds;

“Release Conditions” means each of the following:

(i)	the relevant requirements relating to the Issuer’s obligation to pay the principal, interest and premium to the Bondholders in accordance with the applicable Conditions, including but not limited to Conditions 6 and 9, to enable the release of the Debt Service Reserve in an amount equal to such principal, interest and/or premium payable; and/or

(ii)	following the occurrence of a QIPO and any Bond being converted into Shares, the relevant requirements relating to a Conversion Upon QIPO or exercise of a Conversion Right in accordance with Condition 7, to enable the release of the Debt Service Reserve in an amount pro rata to the principal amount of the Bond or Bonds being converted, in each case, subject to the Issuer delivering to the Bondholders a written notice in accordance with the Account Charge detailing satisfaction of the relevant condition specified in paragraph (i) or (ii) above (as the case may be), duly signed by any two directors or duly authorised officers of the Issuer, setting out the exact amounts of Debt Service Reserve to be released from the Debt Service Reserve Account and, as the case may be, certifying that such amounts are designated for all or any of the Permitted Use of Proceeds. No such Release Conditions will be deemed satisfied unless and until the Bondholders confirm the same in writing (and such confirmation shall not be unreasonably withheld or delayed) in accordance with the Account Charge.

“Relevant Cash Dividend” means the aggregate cash dividend or distribution declared by the Issuer, including any cash dividend in respect of which there is any Scrip Dividend;

“Relevant Stock Exchange” means, at any time, in respect of the Shares, the NASDAQ or an Alternative Stock Exchange;

“Shareholders” means the registered holders from time to time of Shares;

“Shares” means the Class A ordinary shares of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those Shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer;

“Scrip Dividend” means any Shares issued in lieu of the whole or any part of any Relevant Cash Dividend, being a dividend which the Shareholders concerned would or could otherwise have received (and for the avoidance of doubt, to the extent that an adjustment is made under Condition 7(e)(iii) in respect of the Relevant Cash Dividend, no adjustment is to be made for the amount by which the Current Market Price of the Shares exceeds the Relevant Cash Dividend or part thereof for which an adjustment is already made under Condition 7(e)(ii));

“Security Documents” means the (i) Share Charge and (ii) Account Charge;

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“Subsidiary” of any person means (a) any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity, or (b) any company or other business entity which at any time has its accounts consolidated with those of that person or which, under the law, regulations or generally accepted accounting principles of the jurisdiction of incorporation of such person from time to time, should have its accounts consolidated with those of that person;

“Subsidiary Share Grants and Share Options” means, in respect of the Issuer’s Subsidiaries, any shares or options granted or to be granted to their respective employees including, but not limited to, principal investigators, research collaborators, research consultants and relevant external academic institutions to acquire the shares of the relevant Subsidiary as an acknowledgement in their participation in relevant research projects with the Issuer;

“Trading Day” means a day when the NASDAQ or, as the case may be an Alternative Stock Exchange (or in respect of any other security, the relevant stock exchange or securities market), is open for dealing business, provided that if no closing price is reported for one or more consecutive dealing days such day or days will be disregarded in any relevant calculation and shall be deemed not to have been dealing days when ascertaining any period of dealing days;

“U.S. Dollars” and “US$” mean the lawful currency of the United States of America;

“Warrants” means any warrants granted or to be granted by the Issuer to sponsors, investment banks, placement agents, brokers or related parties in connection with the Issuer’s offerings at the closing of the Private Placement, this Bond offering, and the QIPO respectively pursuant to engagement agreements between such parties and the Issuer.

References to any issue or offer or grant to Shareholders “as a class” or “by way of rights” shall be taken to be references to an issue or offer or grant to all or substantially all Shareholders, other than Shareholders by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

8.	Payments

(a)	Method of Payment

Payment of principal, premium (if any) and interest due other than on an Interest Payment Date will be made by transfer to the registered account of the Bondholder. Such payment will only be made after surrender of the relevant Bond Certificate at the specified office of Issuer.

Interest on Bonds due on an Interest Payment Date will be paid on the due date for the payment of interest to the holder shown on the Register at the close of business on the fifteenth day before the due date for the payment of interest (the “Interest Record Date”). Payments of interest on each Bond will be made by transfer to the registered account of the Bondholder.

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

(b)	Registered Accounts

For the purposes of this Condition 8, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in Hong Kong, details of which appear on the Register at the close of business on the second Payment Business Day (as defined in Condition 8(f)) before the due date for payment, and a Bondholder’s registered address means its address appearing on the Register at that time.

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(c)	Fiscal Laws

All payments are subject in all cases to (i) any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10 and (ii) any tax, assessment, withholding or deduction required by section 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, any law, regulation or other official guidance enacted or published in any jurisdiction implementing FATCA or an intergovernmental agreement with respect thereto, or any agreement with the U.S. Internal Revenue Service under FATCA.

(d)	No Commissions

No commissions or expenses shall be charged to the Bondholders in respect of such payments.

(e)	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a Payment Business Day (as defined below in Condition 8(g)), for value on the first following day which is a Payment Business Day) will be initiated on the due date for payment (or, if it is not a Payment Business Day, the immediately following Payment Business Day) or, in the case of a payment of principal, premium (if any) and interest due other than on an Interest Payment Date, if later, on the Payment Business Day on which the relevant Bond Certificate is surrendered at the specified office of the Issuer.

(f)	Delay in Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a Payment Business Day, if the Bondholder is late in surrendering its Bond Certificate (if required to do so).

(g)	Payment Business Day

In this Condition 8, “Payment Business Day” means a day other than a Saturday or Sunday on which commercial banks are open for business in New York City, the Cayman Islands, the British Virgin Islands and Hong Kong and, in the case of the surrender of a Bond Certificate, in the place where the Bond Certificate is surrendered.

9.	Redemption, Purchase and Cancellation

(a)	Maturity

Unless previously redeemed, converted or purchased and cancelled as provided in the Conditions, the Issuer will redeem each Outstanding Bond at its principal amount plus any interest accrued but unpaid up to the maturity date on the date falling on the 12th calendar month following the Issue Date (the “Scheduled Maturity Date”), or, with prior written consent of the Bondholders (which shall not be unreasonably withheld or delayed), the Business Day falling six calendar months thereafter (the “Extended Maturity Date”, and together with the Scheduled Maturity Date, a “Maturity Date”). Upon the Bondholders’ receipt of the payment as provided in these Conditions on the Maturity Date, any Outstanding Bonds shall be fully redeemed on the Maturity Date.

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The Issuer shall give not less than 90 Business Days’ notice to the Bondholders in accordance with Condition 13 specifying its intention to extend the maturity date, and provide evidence to the satisfaction of the Bondholders that the Debt Service Reserve Account has been funded with (i) the principal amount on the Outstanding Bonds and (ii) the aggregate amount of interest due and payable for the Interest Period commencing on, and including, the Scheduled Maturity Date and ending on, and including, the Extended Maturity Date in accordance with Condition 4(a)(iii). Any such notice shall be irrevocable.

Upon the receipt of such notice and having been satisfied that the Debt Service Reserve Account has been prefunded as provided above, the Bondholders may give written consent for the extension of the maturity date.

At the time of the Issuer exercising its option to extend the maturity date specified in this Condition 9(a), in the event that any aggregate principal amount of the Bonds have been converted (in part and not in whole) as a result of any Bondholder exercising its Conversion Right, the Issuer may apply the sum of monies up to such portion of the aggregate principal amount of the Outstanding Bond or Bonds being converted to settle the Issuer’s Redemption Price.

(b)	Optional Redemption

Subject to this Condition 9, so long as any Bond remains Outstanding, such Outstanding Bonds may be redeemed at the option of the Issuer in whole, but not in part, at the Issuer’s Redemption Price (defined below) if the Issuer gives not less than 15 days’ notice substantially in the form set out in schedule 3 hereto (the “Optional Redemption Notice”) to the Bondholders in accordance with Condition 13 specifying the date for redemption. Any such notice shall be irrevocable. The Issuer shall be entitled to exercise this option in accordance with this Condition 9(b) notwithstanding that it has received any Notice of Potential Event of Default from the Bondholders, provided that an Optional Redemption Notice may not be served, and any Optional Redemption Notice that has been previously served by the Issuer shall become null and void, if an Event of Default has occurred and is continuing.

For the purpose of Condition 9, “Issuer’s Redemption Price” means the total sum of:

(I)	100.0 per cent. of the principal amount of the Outstanding Bonds as at the date fixed for redemption (the “Early Redemption Date”);

(II)	any unpaid interest on the aggregate principal amount of the Outstanding Bonds accrued at the Rate of Interest, together with the amount of premium payable (if any) on the aggregate principal amount of the Outstanding Bonds in accordance with Condition 6(b), from (and including) the Issue Date up to (but excluding) such date fixed for redemption; and

(III)	the aggregate amount of all scheduled interest payments on the principal amount of the Outstanding Bonds, together with the amount of premium payable (if any) on the aggregate principal amount of the Outstanding Bonds in accordance with Condition 6(b), from (and including) the date fixed for redemption up to (but excluding) the Maturity Date.

The amount of premium payable in provided in Conditions 9(b)(II) and 9(b)(III) above (if any) shall take into account any principal, interest (including Interest Amount) and premium accrued on the Outstanding Bonds and paid to the Bondholders, but exclude any Structuring Fee payable by the Issuer to the initial Bondholders as provided in the Subscription Agreement.

At the time of the Issuer exercising its option specified in this Condition 9(b), in the event that any aggregate principal amount of the Bonds have been converted (in part and not in whole) as a result of any Bondholder exercising its Conversion Right, the Issuer may apply the sum of monies up to such portion of the aggregate principal amount of the Outstanding Bond or Bonds being converted to settle the Issuer’s Redemption Price.

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(c)	Redemption for Relevant Event

Following the occurrence of a Relevant Event, the holder of each Bond will have the right at such holder’s option, to require the Issuer to redeem all but not some only of such holder’s Bonds on the Relevant Event Put Date (defined below) at 100.0 per cent. of the Outstanding Bonds as at such date together with the interest and premium as follows (together, the “Early Redemption Amount”):

(i)	if any such Relevant Event occurs on or before the date falling 12 calendar months after the Issue Date:

(A)	an amount of premium that would give the Bondholders an internal rate of return equal to the Exit IRR calculated by reference to the principal amount of the Outstanding Bonds from (and including) the Issue Date up to (but excluding) the Scheduled Maturity Date (if any); and

(B)	an amount of premium that would give the Bondholder an internal rate of return equal to the 15.0 per cent. per annum calculated by reference to the principal amount of the Outstanding Bonds from (and including) the date of the occurrence of any such Relevant Event up to (and excluding) the Relevant Event Put Date (as defined below).

(ii)	if any such Relevant Event occurs after the date falling 12 calendar months after the Issue Date:

(A)	an amount of premium that would give the Bondholders an internal rate of return equal to the Exit IRR calculated by reference to the principal amount of the Outstanding Bonds from (and including) the Issue Date up to (but excluding) the Scheduled Maturity Date; and

(B)	an amount of premium that would give the Bondholder an internal rate of return equal to the Default IRR calculated by reference to the principal amount of the Outstanding Bonds from (and including) the date of the occurrence of any such Relevant Event up to (and excluding) the Relevant Event Put Date (as defined below).

The Exit IRR, the Default IRR and the premium provided in this Condition 9(c) shall take into account any principal, interest (including Interest Amount) and premium accrued on the Outstanding Bonds and paid to the Bondholders, but exclude any Structuring Fee payable by the Issuer to the initial Bondholders as provided in the Subscription Agreement.

No interest shall accrue on any Bond from and including the Conversion Date in respect of such Bond.

To exercise such right, the Bondholder must deposit during normal business hours at the specified office of the Issuer a duly completed and signed notice of redemption, in the form for the time being current, obtainable during normal business hours from the specified office of the Issuer (a “Relevant Event Put Exercise Notice”), together with the Bond Certificate evidencing the Bonds to be redeemed by not later than 60 days following a Relevant Event, or, if later, 60 days following the date upon which notice thereof is given to Bondholders by the Issuer in accordance with Condition 13. The “Relevant Event Put Date” shall be the fourteenth day (other than a No Registration Event) or the fifth day (in the case of a redemption for a No Registration Event) after the expiry of such period of 60 days as referred to above.

A Relevant Event Put Exercise Notice, once delivered, shall be irrevocable and may not be withdrawn without the Issuer’s written consent. The Issuer shall redeem the Bonds the subject of the Relevant Event Put Exercise Notice (subject to delivery of the relevant Bond Certificate as aforesaid) on the Relevant Event Put Date.

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Within 14 days of the occurrence of a Relevant Event (in the case of a redemption other than a No Registration Event) or five days (in the case of a redemption for a No Registration Event), the Issuer shall give notice thereof in writing to the Bondholders in accordance with Condition 13. The notice regarding the Relevant Event shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to this Condition. Such notice shall also specify: (A) the date of such Relevant Event and, all information material to Bondholders concerning the Relevant Event; (B) the Relevant Event Put Date; (C) the last date by which a Relevant Event Put Exercise Notice must be given; (D) the procedures that Bondholders must follow and the requirements that Bondholders must satisfy in order to exercise the Relevant Event put right or Conversion Right; and (E) the information required by Condition 9(f).

The Bondholders shall not be required to monitor or to take any steps to ascertain or verify the accuracy, validity and/or genuineness of any documents in relation to whether a Relevant Event, No Registration Event or any event which could lead to a Relevant Event or No Registration Event has occurred or may occur, and none of them shall be liable to any other Bondholder, the Issuer, the Guarantor or any other person for not doing so.

For the purposes of this Condition 9(c):

a “Change of Control” occurs when:

(I)	Mr. Ian Huen, Mr. Darren Lui and/or their respective Related Persons together with any Voting Rights controlled directly or indirectly by that person or persons, including through any voting consent agreement, cease(s) to hold more than 63.0% of the Voting Rights in the Issuer; or

(II)	The Issuer or its Related Persons together with any Voting Rights controlled directly or indirectly by that person or persons, including through any voting consent agreement, cease(s) to hold more than 70.0% of the Voting Rights in every Subsidiary of the Issuer.

“BVI” means the British Virgin Islands;

“BVI Registration Conditions” means the receipt by the Bondholders of:

(I)	a certificate signed by any one member of the board of directors of Jurchen Investment Corporation from time to time, or one of its duly authorised officer, confirming the completion of the registration of the Share Charge with the Registrar of Corporate Affairs in the BVI and the updating of the register of charges of Jurchen Investment Corporation with details of the security interests created by the Share Charge together with a copy of the relevant certificate of registration of charge and the updated register of charges; and

(II)	a legal opinion as to BVI law issued by a reputable BVI law firm in connection with the issue of the Bonds, addressed to the Bondholders and otherwise in form and substance satisfactory to the Bondholders, that the Share Charge (x) constitutes legal, valid and binding obligations of Jurchen Investment Corporation and (y) is enforceable against Jurchen Investment Corporation;

“BVI Registration Deadline” means the date falling 20 Business Days after the date of the Share Charge;

“Hong Kong” means Hong Kong Special Administrative Region of the People’s Republic of China;

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“HK Registration Conditions” means the receipt by the Bondholders of:

(I)	a certificate signed by any one member of the board of directors of Aptorum Group Limited from time to time, or one of its duly authorised officer, confirming the completion of the registration of the Account Charge with the Companies Registry of Hong Kong within one calendar month of the date of the Account Charge; and

(I)	a legal opinion as to Hong Kong law issued by a reputable Hong Kong law firm in connection with the issue of the Bonds, addressed to the Bondholders and otherwise in form and substance satisfactory to the Bondholders, that the Account Charge (x) constitutes legal, valid and binding obligations of Aptorum Group Limited and (y) is enforceable against Aptorum Group Limited;

“HK Registration Deadline” means the date falling one calendar month of the date of the Account Charge;

a “No Registration Event” occurs when either the HK Registration Conditions or the BVI Registration Conditions are not complied with on or before the HK Registration Deadline or BVI Registration Deadline, as the case may be;

a “person” includes any individual, company, corporation, firm, partnership, joint venture, undertaking, association, organisation, trust, state or agency of a state (in each case whether or not being a separate legal entity) but does not include the Issuer’s board of directors or any other governing board and does not include the Issuer’s direct or indirect Subsidiaries;

a “Related Person” means with respect to any shareholder (i) any trusts established for the benefit of such shareholders and/or their immediate family members and/or siblings, (ii) any of their executors and/or beneficiaries of their estate, (iii) any companies in which they control, directly or indirectly, a majority of the Voting Rights and have the ability to appoint and/or remove all the members of the board of directors or other governing body or (iv) their extended family members including spouses, children, parents and siblings;

a “Relevant Event” means:

(I)	following the occurrence of a QIPO, when the Shares cease to be listed or admitted to trading or are suspended for a period equal to or exceeding 30 consecutive Trading Days on the Relevant Stock Exchange; or

(II)	the occurrence of a No Registration Event; or

(III)	the occurrence of a Change of Control,

and none of the above Relevant Events shall constitute an Event of Default.

“Voting Rights” means the right generally to vote at a general meeting of shareholders of a specified person.

(d)	Purchase

The Issuer or any of its Subsidiaries may, subject to applicable laws and regulations, at any time and from time to time purchase Bonds at any price in the open market or otherwise.

(e)	Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries will forthwith be cancelled. Bond Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

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(f)	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 9 will be irrevocable and will be given in accordance with Condition 13 specifying: (a) the Conversion Price as at the date of the relevant notice (if applicable); (b) the last day on which Conversion Rights may be exercised (if applicable); (c) the Closing Price and Current Market Price of the Shares on the latest practicable date prior to the publication of the notice (if applicable); (d) the Early Redemption Amount or Issuer’s Redemption Price or any redemption price as agreed between the Issuer and the Bondholders, as the case may be, and accrued interest payable (if any); (e) the date for redemption; (f) the manner in which redemption will be effected; (g) the aggregate principal amount of the Bonds Outstanding as at the latest practicable date prior to the publication of the notice; and (h) such other information as the Bondholders may require. If more than one notice of redemption is given (being a notice given by either the Issuer or a Bondholder pursuant to this Condition 9), the first in time shall prevail.

10.	Taxation

(a)	Payment without Withholding

All payments of principal, premium (if any) and interest made by or on behalf of the Issuer or the Guarantor in respect of the Bonds or under the Deed of Guarantee or Transaction Documents shall be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied collected, withheld or assessed by or on behalf of Hong Kong, the British Virgin Islands, the United States or the Cayman Islands or any jurisdiction in which the Issuer is tax resident, in each case including any political subdivision thereof or any authority thereof or therein having power to tax (each, a “Relevant Taxing Jurisdiction”) or any jurisdiction through which payments by or on behalf of the Issuer are made including any political subdivision thereof or any authority thereof on therein having the power to tax (together with a Relevant Taxing Jurisdiction, a “Relevant Jurisdiction”) unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by the law. In such event, the Issuer or the Guarantor shall pay such additional amounts (“Additional Tax Amounts”) as will result in the receipt by the Bondholders of such amounts as would have been received by them had no such deduction or withholding been required, except that no Additional Tax Amounts shall be payable in respect of any Bond:

(i)	to a holder (or to a third party on behalf of a holder) who is liable to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of such holder having some connection with a Relevant Jurisdiction other than the mere holding of the Bond or by the receipt of amounts in respect of the Bond; or

(ii)	(in the case of a payment of principal or premium) if the Bond Certificate in respect of such Bond is surrendered more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on surrendering the relevant Bond Certificate for payment on the last day of such period of 30 days; or

(iii)	for or on account of any tax, assessment, withholding or deduction required by FATCA, any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA, any law, regulation or other official guidance enacted or published in any jurisdiction implementing FATCA or an intergovernmental agreement with respect thereto, or any agreement with the U.S. Internal Revenue Service under FATCA; or

“Relevant Date” means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Bondholders on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

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References in these Conditions to principal, premium and interest shall be deemed also to refer to any additional amounts which may be payable under this Condition 10(a) or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Transaction Documents.

(b)	No liability of Bondholders

The Bondholders shall not be responsible for paying any tax, duty, charges, withholding or other payment referred to in this Condition 10(b) or for determining whether such amounts are payable or the amount thereof, and none of them shall be responsible or liable for any failure by the Issuer, the Guarantor, or any third party to pay such tax, duty, charges, withholding or other payment in any jurisdiction or to provide any notice or information to the Issuer that would permit, enable or facilitate the payment of any principal, premium (if any), interest or other amount under or in respect of the Bonds without deduction or withholding for or on account of any tax, duty, charge, withholding or other payment imposed by or in any jurisdiction.

(c)	Tax obligations of Bondholders

The Subscriber shall be solely responsible for any income, corporate, capital gains and indirect taxes applicable to and payable by the Bondholders in their respective jurisdictions. Under no circumstances shall the Issuer be responsible to pay for or indemnify the Bondholders on such taxes.

11.	Events of Default

Subject to the provisions of these Conditions (including Condition 9(b)), if any of the following events (each an “Event of Default”) occurs, a Bondholder may (subject in any such case to being indemnified and/or secured and/or prefunded to its satisfaction) give notice to the Issuer and the Guarantor (a “Notice of Event of Default”) that the Bonds are, and they shall immediately become, due and repayable at their principal amount together with the amounts set out in Condition 6(b) (subject as provided below and without prejudice to the right of Bondholders to exercise the Conversion Right in respect of their Bonds in accordance with Condition 7) if:

(i)	Non-Payment: there has been a failure to pay the principal, premium or any interest on any of the Bonds when due and the default continues, in the case of principal and premium, for a period of five Payment Business Days from the date on which such amount is due and payable, and in the case of interest only, for a period of five Payment Business Days from the date on which such amount is due and payable; or

(ii)	Failure to deliver Shares: any failure by the Issuer to deliver any Shares as and when the Shares are required to be delivered following Conversion of Bonds (unless such failure to deliver is caused by the Bondholders or any agents acting on their behalf); or

(iii)	Breach of Other Obligations: any of the Issuer, its Subsidiaries or the Guarantor does not perform or comply with any one or more of its other obligations, undertakings, covenants, representation, warranties or other terms in these Conditions (other than those referred to in Conditions 11(i) and 11(ii)), the Transaction Documents and/or the Security Documents, and which breach of obligations or failure to perform is not remedied within 30 days after a Notice of Potential Event of Default shall have been given to the Issuer or the Guarantor by the Bondholders. If on the occurrence of any such breach, the Issuer believes in good faith that the occurrence of such event is the result of any unsubstantiated or inaccurate third party claims, the Issuer may notify the Bondholders thereof, with a review to initiating a discussion of the relevant events. Nothing herein shall be taken as a waiver of the Bondholder’s right to declare an Event of Default following such discussion, unless the Issuer has received a legal opinion from a reputable law firm (which is mutually accepted by the Issuer and the Bondholders and such cost to be borne by the Issuer) opining that such claim is unsubstantiated or inaccurate; or

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(iv)	Cross-Default: (a) any other present or future indebtedness of any of the Issuer, its Subsidiaries or the Guarantor, for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any default, event of default or the like (howsoever described but always taking into account any applicable grace period), or (b) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (c) the Issuer, any of its Subsidiaries or the Guarantor fails to pay when due or, as the case may be, within any applicable grace period, any amount having an aggregate value of at least US$400,000 payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, and which such indebtedness is not repaid or failure to pay is not remedied within 30 days after a Notice of Potential Event of Default shall have been given to the Issuer or the Guarantor by the Bondholders; or

(v)	Enforcement Proceedings: a distress, attachment, execution or other legal decision is levied, enforced or sued out on or against substantially all of the property, assets or revenues (as applicable) of any of the Issuer, its Subsidiaries or the Guarantor having an aggregate value of at least US$400,000 and is not discharged or stayed within 30 days of having been so levied, enforced or sued out on; or

(vi)	Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by any of the Issuer, its Subsidiaries or the Guarantor becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, manager or other similar person) against substantially all of the property, assets or revenues of the Issuer, any of its Subsidiaries or the Guarantor, unless the aggregate amount of any such enforced security is less than US$400,000; or

(vii)	Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution, judicial management or administration of any of the Issuer, its Subsidiaries or the Guarantor (except for a members’ voluntary solvent winding up of a Subsidiary), or any of the Issuer, its Subsidiaries or the Guarantor ceases or threatens to cease to carry on all or substantially all of its Ordinary Business or operations, except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by the Bondholders, or (b) in the case of a Subsidiary, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in any of the Issuer, its Subsidiaries or the Guarantor; or

(viii)	Insolvency: any of the Issuer, its Subsidiaries or the Guarantor is (or is, or could be, deemed by law or a court to be) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or substantially all of its debts, proposes or makes any agreement for the deferral, rescheduling or other readjustment of all of its debts, proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any substantial part of such debts or a moratorium is agreed or declared in respect of or affecting all or any substantial part of (or of a particular type of) the debts of any of the Issuer, its Subsidiaries or the Guarantor except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation (a) on terms approved by the Bondholders, or (b) in the case of a Subsidiary, whereby the undertaking and assets of such Subsidiary are transferred to or otherwise vested in any of the Issuer, its Subsidiaries or the Guarantor; an administrator or liquidator of any of the Issuer, its Subsidiaries or the Guarantor or all or substantially all of the assets and turnover of any of the Issuer, its Subsidiaries or the Guarantor is appointed; or

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(ix)	Nationalisation: (a) any step is lawfully taken by any competent governmental authority with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or substantially all of the assets of any of the Issuer, its Subsidiaries or the Guarantor or (b) any of the Issuer, its Subsidiaries or the Guarantor is prevented by any competent governmental authority from exercising normal control over all or substantially all of its property, assets and turnover; or

(x)	Authorisation and Consents: any action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (a) to enable the Issuer, its Subsidiaries and/or the Guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the Bonds and/or the Security Documents, or (b) to ensure that those obligations are legally binding and enforceable against the Issuer, its Subsidiaries and the Guarantor, or (c) to make the Bonds, the Transaction Documents and/or the Security Documents admissible in evidence in the courts of Cayman Islands and Hong Kong is not taken, fulfilled or done; or

(xi)	Illegality: it is or will become unlawful for any of the Issuer, its Subsidiaries and/or the Guarantor to perform or comply with any one or more of its obligations under any of the Bonds, the Transaction Documents and/or the Security Documents;

(xii)	Analogous Events: any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of Conditions 11(v) to 11(xi) (both inclusive);

(xiii)	Key Man: Either of Mr. Ian Huen or Mr. Darren Lui ceases to hold the position of chief executive director or president respectively, or to be actively involved in the management or operation, of the Issuer; or any change in the composition of the board of directors of the Issuer or the Guarantor occurs without any prior written consent of the Bondholders;

(xiv)	Material Adverse Change: there shall have occurred any change (nor any development or event involving a prospective change) in the condition (financial or other), assets, liabilities, business, management, prospects, shareholders’ equity, results of operations or performance of the Group as a whole or general affairs of the Issuer or the Group which, in the reasonable opinion of the Bondholders, is material and adverse in the context of the issue and offering of the Bonds, which default is not remedied within 30 days after a Notice of Potential Event of Default shall have been given to the Issuer or the Guarantor by the Bondholders;

(xv)	Debt Service Reserve Account: the Bondholders determine that they cease to have adequate control as a secured creditor over the Debt Service Reserve Account (including without limitation any unilateral change of any authorised signatory or bank mandate in respect of the Debt Service Reserve Account by any other member of the Group without any prior written consent of the Bondholders), unless such event or default is caused by the wilful misconduct, gross negligence or fraud on the part of the Bondholders;

(xvi)	Security Documents not in force: the validity of any of the Security Document is contested by the Issuer or the Guarantor through an official action, or any of the Issuer or the Guarantor through an official action denies any of its obligations pursuant to any Security Document or it is or will become unlawful for the Issuer or the Guarantor to perform or comply with any of its obligations pursuant to any Security Documents or any of such obligations are or become unenforceable or invalid, or any Security Documents is not (or is claimed by the Guarantor not to be) in full force and effect; and

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(xvii)	Guarantee not in force: the validity of the Deed of Guarantee is contested by the Guarantor through an official action, or the Guarantor through an official action denies any of its obligations pursuant to the Deed of Guarantee or it is or will become unlawful for the Guarantor to perform or comply with any of its obligations pursuant to the Deed of Guarantee or any of such obligations are or become unenforceable or invalid, or the Deed of Guarantee is not (or is claimed by the Guarantor not to be) in full force and effect.

Each of the Issuer and the Guarantor undertakes to notify in writing the Bondholders upon the occurrence of any of the events specified in Conditions 11(i) to 11(xvii) if either the Issuer or the Guarantor is aware of or has determined that such event has occurred. Nothing herein constitutes or shall be deemed to constitute a waiver of any rights or remedies available to the Issuer or the Guarantor resulting from or based upon any wrongful acceleration to call an Event of Default.

12.	QIPO

For the purposes of a QIPO, if the Issuer designates any entity other than itself (the “Listing Entity”) to be listed, and the ordinary shares of such Listing Entity become listed, quoted, admitted to trading or dealt in, on NASDAQ or an Alternative Stock Exchange and such listing would constitute a QIPO if the shares listed had been Shares of the Issuer, the Issuer agrees to make such modification to these Conditions, the Bonds and/or the Transaction Documents as the Bondholders deem necessary to maintain the same commercial effect as if the Listing Entity had been the Issuer. Any such modification shall not be prejudicial to the interests of the Bondholders. The Issuer shall, upon a modification pursuant to this Condition 12, give notice to the Bondholders in accordance with Condition 13.

13.	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register via reputable courier services. Any such notice shall be deemed to have been given at the time of delivery to the Bondholder after being so mailed via reputable courier services.

Notices to be given by any Bondholder shall be in writing and given by lodging the same, together with the relative Certificate, with the Registrar or the Issuer.

14.	Prescription

Claims in respect of amounts due in respect of the Bonds shall be prescribed and become void unless made as required by Condition 8 within 10 years (in the case of principal and premium) and 5 years (in the case of interest) from the appropriate Relevant Date.

15.	Replacement of Bond Certificates

If any Bond Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Registrar, subject to all applicable laws, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence and indemnity as the Issuer, the Guarantor and such Registrar may require. Mutilated or defaced Bond Certificates must be surrendered before replacements will be issued.

16.	Further Issues

The Issuer may from time to time without the consent of the Bondholders to create and issue further securities either having the same terms and conditions as the Bonds in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Bonds) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Bonds include (unless the context requires otherwise) any other securities issued pursuant to this Condition 16 and forming a single series with the Bonds.

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17.	Governing Law and Submission to Jurisdiction

(a)	Governing Law

The Bonds and the Transaction Documents and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, Hong Kong law.

(b)	Arbitration

(i)	Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the Notice of Arbitration is submitted.

(ii)	The law of this arbitration clause shall be Hong Kong law.

(iii)	The seat of arbitration shall be Hong Kong.

(iv)	The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English.

(v)	For the avoidance of doubt, any dispute, controversy, difference or claim arising out of or relating to the Account Charge or Share Charge shall be referred to and finally resolved by the courts of Hong Kong pursuant to the provisions of the Account Charge or Share Charge, as the case may be.

18.	Rights of Third Parties

No person shall have any right to enforce any term or Condition of the Bonds or any provision of the Transaction Documents under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) save where expressly provided for.

19.	Termination

These Conditions shall be of no further effect when none of the Bonds remains Outstanding.

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SCHEDULE 1

FORM OF BOND CERTIFICATES

Certificate No.:

Amount:

Aptorum Group Limited

(Incorporated in Cayman Islands with limited liability)

Aggregate Principal Amount of US$15,000,000
8.00 per cent. Convertible Bonds due 2019

Aptorum Group Limited (the “Issuer”) hereby CERTIFIES that Peace Range Limited whose address is situated at [ ] (the “Bondholder”) is, at the date hereof, entered in the Issuer’s Register of Bondholders as the holder of the 8.00 per cent. convertible bonds due 2019 (the “Bonds”) in the principal amount of US$15,000,000. For value received, the Issuer promises to pay the Bondholder who appears at the relevant time on the Register of Bondholders of the Issuer as the holder of the Bonds in respect of which this Certificate is issued, such amount or amounts as shall become due in respect of the Bonds and otherwise to comply with the Terms and Conditions of the Bonds endorsed hereon (the “Conditions”).

The Bonds are issued with the benefit and subject to the Conditions. The Bonds in respect of which this Certificate is issued are convertible into fully-paid class A ordinary shares of the Issuer in accordance with the Conditions.

The Bonds in respect of which this Certificate is issued are in registered form. This Certificate is evidence of entitlement only. Title to the Bonds passes only on due registration in the Register of Bondholders and only the duly registered holder is entitled to payments on the Bonds in respect of which this Certificate is issued.

The Bonds in respect of which this Certificate is issued form part of all the Bonds in the aggregate principal amount of US$15,000,000 issued by the Issuer on                                                                 2018.

This certificate is governed by, and shall be construed in accordance with the laws of Hong Kong.

In witness whereof the Issuer has caused this Certificate to be executed and delivered as a deed on                                                2018.

Note: The Bonds cannot be transferred to bearer on delivery and is deliverable only to the extent permitted by the Conditions. The Bonds must be delivered to the Issuer for cancellation and the re-issue of an appropriate certificate in the event of any such transfer.

Dated the________ day of________________ 2018

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EXECUTED and DELIVERED

as a DEED by Aptorum Group Limited

and SIGNED by __________________
as __________________

in the presence of:

Witness signature

Witness name:

Occupation:

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SCHEDULE 2

FORM OF TRANSFER

Aptorum Group Limited

(Incorporated in Cayman Islands with limited liability)

Aggregate Principal Amount of US$15,000,000
8.00 per cent. Convertible Bonds due 2019

FOR VALUE RECEIVED the undersigned hereby transfers to:

(Please print or typewrite name and registered address of transferee)

US$                                  principal amount of the Bonds in respect of which this Certificate is issued, and all rights in respect thereof.

All payments in respect of the Bonds hereby transferred are to be made (unless otherwise instructed by the transferee) to the following account, which shall (until further notice) be the registered account of the transferee for the purposes of Condition 3(b):

Name of bank:

U.S. dollar account number:

For the account of:

The registered address of the transferee for the purposes of Condition 3 is stated above.

Date:

Bondholder-Transferor’s name :

Bondholder-Transferor’s signature :

Bondholder-Transferor’s witness :

Transferee’s name :

Transferee’s signature :

Transferee’s witness :

Notes:

(i)      A representative of the Bondholder should state the capacity in which he signs, e.g. director.

(ii)     The signature of the person effecting a transfer shall conform to any list of authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar requires.

(iii)   Any transfer of the Bonds shall be in accordance with Condition 3 of the Terms and Conditions attached to the Bonds.

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SCHEDULE 3

FORM OF REDEMPTION NOTICE

Aptorum Group Limited

(Incorporated in Cayman Islands with limited liability)

Aggregate Principal Amount of US$15,000,000
8.00 per cent. Convertible Bonds due 2019

To the Bondholder:

[●]

Aptorum Group Limited (the “Issuer”) hereby notifies the holders of the 8.00 per cent. Convertible Bonds due 2019 (the “Bonds”) (pursuant to the Subscription Agreement and the Conditions in relation to the Bonds as follows:

1.	Effective [●], 20[●] (the “Redemption Date”), the Issuer shall redeem US$15,000,000 aggregate principal amount of the Bonds pursuant to Clause 9(b) of the Conditions at [insert redemption amount calculated in accordance with the Conditions] per cent of their outstanding principal amount (the “Issuer’s Redemption Price”).

2.	The aggregate principal amount of the Bonds, as of [●] 20[●], being the latest practicable date prior to the date hereof, is US$[ ● ], and the Bond Certificate representing such Bonds bears the certificate number of [●].

3.	On the Redemption Date, the Issuer’s Redemption Price will become due and payable by the Issuer.

4.	The relevant Bond Certificate should be surrendered for payment of the Redemption Amount to the following addresses:

[●]

Capitalized terms used but not otherwise defined herein have the meanings given to them in the Subscription Agreement and the Conditions.

Very truly yours,

[●]

By:

Name:

Title:

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SCHEDULE 4

FORM OF CONVERSION NOTICE

Aptorum Group Limited

 (Incorporated in Cayman Islands with limited liability)

Aggregate Principal Amount of US$15,000,000

8.00 per cent. Convertible Bonds due 2019

(Please read the notes overleaf before completing this Notice.)

Name: ____________________________

Date: ___________________________

Address: ___________________________

Tel No: __________________________

Fax No: __________________________

Signature1:

To: Aptorum Group Limited

I/We, being the holders of the Bonds specified below, hereby irrevocably elect to convert such Bonds into fully-paid class A ordinary shares of the Issuer (the “Shares”) with no par value in accordance with the terms and conditions of the Bonds.

1.	Total principal amount, number and identifying numbers of Bonds to be converted:

Total principal amount:

Total number of Bonds:

Identifying numbers of Bonds (if relevant)*:

Identifying numbers of Bond Certificates deposited in respect of Bonds to be converted

(if relevant): ______________

N.B. If necessary, the identifying numbers of Bonds and Certificates can be attached separately.

[1]	A corporation should sign under hand by an authorised official who must state his/her capacity and print the name of the relevant corporation.

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2.	Name(s) and address(es) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:

Name:
Address:

Telephone Number:
Fax Number:

3.	I/We certify that the amount of (if any) stamp, issue, registration or other similar taxes and duties (“Duties”):

(a)	arising upon exercise of the Conversion Right in the country in which such Conversion Rights are exercised is:

Amount:

Country in which Conversion Rights are exercised:

and/or

(b)	payable in any jurisdiction consequent upon the issue or transfer of Shares to or to the order of a person other than the exercising Bondholder is:

Amount:

Country in which Duties are payable:

4.	The Issuer shall pay all stamp, issue, registration, excise and similar taxes and duties (if any) (“Duties”) arising on conversion of the Bonds or payable consequent upon the issue, delivery or transfer of Shares or any other property or cash upon conversion and the expenses arising on the issue of Shares on conversion of the Bonds.

[2]	The Issuer’s register of shareholders will be closed on the following dates: [ ● ]

[3]	Payment Instructions

Please make payment in respect of the above Bonds as follows:

*(a) by transfer to the registered account of the holder appearing in the Register.

*(b) by transfer to the following U.S. dollar account in [ ● ]:

Bank: [ ● ]

Branch Address: [ ● ]

Branch Code: [ ● ]

Account Number: [ ● ]

Account Name: [ ● ]

*Delete as appropriate Signature of holder

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N.B.

(i)	This Conversion Notice will be void unless the introductory details and Sections 1 to 3 are completed.

(ii)	Your attention is drawn to Condition 7(c) of the Bonds with respect to the conditions precedent which must be fulfilled before the Bonds specified above will be treated as effectively eligible for conversion.

(iii)	The converting Bondholder will be required to submit any necessary documents required in order to effect despatch in the manner specified.

(iv)	If a retroactive adjustment contemplated by the terms and conditions of the Bonds is required in respect of a conversion of Bonds, certificates for the additional Shares deliverable pursuant to such retroactive adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash or, as the case may be, Equivalent Amount previously issued pursuant to the relevant Conversion Notice.

For Issuer’s use only:

1	(A)	Bond conversion identification reference: [ ● ] Aptorum Group Limited US$15,000,000 8.00 per cent. Convertible Bonds due 2019

	(B)	Deposit Date:

	(C)	Conversion Date:

2	(A)	Aggregate principal amount of Bonds in respect of which Certificates have been deposited for conversion:

	(B)	Conversion Price on Conversion Date:

	(C)	Number of Shares issuable:

	(D)	Interest payable:

3	(if applicable) amount of cash payment due to converting Bondholder under Condition 7(b)(iv) in respect of fractions of Shares:

The Issuer must complete items 1, 2 and (if applicable) 3

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SCHEDULE 5

Applicable discounts provided in Conditions 7(b)(iii)(A) and 7(b)(iii)(B)

The table below sets out the applicable discounts provided in Conditions 7(b)(iii)(A) and 7(b)(iii)(B) and is for illustrative purposes only. The following scenarios only describe certain possible circumstances and are not exhaustive.

The date on which a QIPO has occurred	On the date falling 6 calendar months after the Issue Date	On the date falling 12 calendar months after the Issue Date	On the date falling 18 calendar months after the Issue Date
The pro rata Rate of Interest accrued and/or paid as of such date (W)	4%	8%	12%
Original discount before any offset (X)	23%	23%	28%
Offset amount (Y = W*50%)	2%	4%	6%
Discount to the IPO Share Price after offset (Z = X - Y) to be applied to the IPO Share Price	21%	19%	22%

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